UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CubeSmart

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A Letter from our CEO Dear Shareholder: Our 2024 results showcased the resilience of the CubeSmart platform. Despite a challenging fundamental backdrop, our portfolio showed its ability to maximize performance through all parts of the cycle. We reaped the benefits of our portfolio strategy, as the top-40 MSAs with stronger demographics outperformed secondary sunbelt markets, which have greater reliance on housing-related demand. Our industry-leading portfolio in the outer boroughs of New York City showcased its strength, as it generated the highest revenue growth nationally. Other more stable urban markets also outperformed, with Washington DC, Boston, Chicago, Houston, and Dallas posting positive revenue growth in this challenging environment. During 2024, we continued to focus on managing expenses despite the inflationary backdrop. We successfully beat our initial same-store expense growth forecast by 145 bps at the midpoint of guidance, leading to an industry-leading three-year compounded growth of just 3.1%. Our investments in solar initiatives helped us manage utility expenses while our focus on optimizing staffing levels led to another year of below-inflationary growth in personnel expenses. We had a successful year executing on our external growth objectives. While volatile capital markets made it challenging to find investments with attractive risk-adjusted returns, we remained disciplined and found creative opportunities to generate long-term value. We acquired four properties for a total of $42.2 million, including our initial entry into the Pacific Northwest market. We also completed a recapitalization transaction of a 14-store portfolio in the Dallas-Fort Worth market by investing $157.3 million for an 85% interest in the assets. This transaction helped the existing partners achieve their objectives while we found an attractive entry point into a high-quality portfolio of stores that complement our existing presence in the market. We also opened two newly-developed Class A stores in the New York MSA: one in Astoria, Queens and one in Clark, NJ, for a combined total cost of $61.8 million. Additionally, it was another successful year in growing the portfolio through capital-light third-party management contracts, adding another 160 new stores, representing the eighth consecutive year of adding at least 130 new stores. Our balance sheet remains well-positioned to provide us both stability and flexibility. We ended 2024 with leverage at 4.1x net debt/EBITDA, well below the target range for our current BBB/Baa2 investment grade credit rating. At the end of the year, our well-staggered debt maturity schedule had a weighted-average maturity of 4.4 years, ensuring stability well into the future. In December, we announced our 15th consecutive annual increase to our dividend as we continue to execute on our objective to share our growth with our shareholders. Corporate responsibility remains a key strategic objective for CubeSmart to ensure we continue to create long-term value for our shareholders. In 2024, we made meaningful progress towards our various sustainability objectives, and more information regarding our initiatives and targets can be found in our annual sustainability report. We are optimistic about the long-term growth prospects of the self-storage industry and believe our high-quality platform, with its innovative culture and proprietary technological systems, positions us well to outperform throughout the economic cycle. Our team continues to find creative ways to grow the portfolio at attractive risk-adjusted returns in a volatile capital market environment while our investment-grade balance sheet remains primed to execute on those growth opportunities. I am excited about the opportunities ahead of us in 2025 and believe we will continue to create long-term value for all of our stakeholders. Sincerely, Christopher P. Marr Trustee, President and Chief Executive Officer 1

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS Notice is hereby given that the 2025 Annual Meeting of Shareholders of CubeSmart will be held on Tuesday, May 20, 2025 at 8:00 a.m. Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355. Record Date Shareholders of record at the close of business on March 21, 2025 are entitled to vote at the meeting. Items of Business • To elect as Trustees the nine individuals named in this proxy statement to serve until our 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified. • To vote on a proposal to amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan. • To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. • To cast an advisory vote to approve our executive compensation. • To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The proxy statement that follows describes each of these items in detail. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by completing, signing, dating, and mailing the accompanying proxy card in the postage-paid envelope provided. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. This proxy statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 4, 2025 2

TABLE OF CONTENTS 3 Section Page Section Page Summary Meeting Information 4 Pre-Approval Policies and Procedures 26 About CubeSmart 5 Compensation Committee 28 2024 Highlights 6 Corporate Governance & Nominating Committee 30 Executive Compensation Highlights 7 Overview 30 Corporate Responsibility 8 Overview 8 Oversight & Risk Management 8 Named Executive Officers 32 Environmental 8 Named Executive Officer Compensation 33 Social 9 Compensation Discussion & Analysis 33 Governance 10 CEO Pay Ratio 45 Proposal 1: Election of Trustees 11 Summary Compensation Table 46 Trustee Nominees 12 Grants of Plan-Based Awards 48 Details of Trustee Nominees 12 Outstanding Equity Awards 49 Summary of Trustee Qualifications 16 Shares Vested and Options Exercised 50 Trustee Compensation 17 Nonqualified Deferred Compensation 51 Cash Compensation 17 Equity Awards 17 Trustee Deferred Compensation Plan 17 Pay Versus Performance 56 Trustee Compensation Table 18 Ownership of Company Shares 59 Corporate Governance 19 Corporate Governance Documents 19 Trustee Independence 19 Risk Management 20 Management Succession Plans 21 Board Self-Evaluation 21 Trustee Share Ownership Guidelines 21 Communications with the Board 22 Board Committee Membership and Meetings 23 Board Meetings 23 Questions and Answers About Voting 72 Householding of Proxy Materials 75 Board Committees Overview 23 Other Matters 76 2024 Board Membership Summary 24 Audit Committee 25 Overview 25 FFO and FFO, as adjusted 77 Audit Committee Report 25 NOI 79 Same-Store Results 80 69 Trustee Qualifications, Recruitment & Nominations 30 Severance Plan and Potential Payments Upon Termination or Change in Control Proposal 3 – Ratification of Independent Registered Accounting Firm 53 Proposal 2 – Amend and Restate Equity Incentive Plan 61 70 Policies Regarding Transactions with Related Persons 71 Information about Voting and Proxy Materials Appendix A – Reconciliation of Non-GAAP Measures 77 72 Independent Chair of the Board; Executive Sessions 23 Proposal 4 – Advisory Vote on Executive Compensation Fees Paid to Independent Registered Accounting Firm 26 81 Appendix B - Amended and Restated Equity Incentive Plan (As Proposed)

SUMMARY MEETING INFORMATION Meeting Details The 2025 Annual Meeting of Shareholders will be held on May 20, 2025 at 8:00 a.m. Eastern Time at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Voting Information Voting by Internet and telephone is available 24 hours a day until 11:59 p.m. Eastern Time on May 19, 2025. We have provided to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice. This proxy statement and related materials are being first mailed or made available to shareholders on or about April 4, 2025. For further details on voting, see the details listed on the proxy card or reference “Information About Voting and Proxy Materials” on page 72. Proposals The following proposals are scheduled to be voted upon at the Annual Meeting: Proposal Board Recommendation Page for details Election of Trustees For (each nominee) 11 To elect as Trustees the nine individuals named in this proxy statement to serve until our 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Approve an Amendment and Restatement of the Equity Incentive Plan For 61 To vote on a proposal to amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan. Ratification of Independent Registered Public Accounting Firm For 69 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Advisory Vote on Executive Compensation For 70 To cast an advisory vote on our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is non-binding. 4

ABOUT CUBESMART 5 Who We Are We are a self-administered and self-managed real estate investment trust (“REIT”) focused primarily on the ownership, operation, development, management, and acquisition of self-storage properties in the United States. Our Mission To simplify the organizational and logistical challenges created by the many life events and business needs of our Customers through innovative solutions, unparalleled service, and genuine care. Snapshot at December 31, 2024 1,533 Properties 42 States with operations $12.8 Billion Enterprise value Long-Term Growth (1) FFO is a non-GAAP financial measure. See Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. Value Creation Strategy Building an industry-leading platform to generate outsized growth from our high-quality portfolio while maximizing long-term shareholder value

2024 HIGHLIGHTS 6 Overview In 2024, we navigated a challenging fundamental environment to deliver results for shareholders. Our innovative team continued to work diligently to execute across our key strategic objectives of: • Maximizing portfolio cash flows: Our sophisticated platform enabled us to maximize performance as the industry continued to normalize following the peaks during the pandemic in a volatile macro environment. We worked diligently to manage expenses despite the continued inflationary backdrop. • Growing our portfolio of high-quality, well-positioned storage assets: We showcased our ability to find creative investment opportunities in complementary assets in this volatile capital market environment that generate attractive risk-adjusted returns. We continue to deploy capital through targeted development and redevelopment projects that create long-term value in our core markets. • Maintaining a conservative, unsecured balance sheet: Our predominantly fixed-rate balance sheet insulated us from the impact of rising interest rates while leverage remained well below target levels, providing us with significant capacity to fund future external growth. $199.4 M Consolidated Acquisitions $61.8 M Development Deliveries 4.1x Net Debt/EBITDA 56% 5-year growth in FFO, as adjusted per share (1) 5.8% 3-year same-store NOI growth CAGR (1) 5.1% 3-year same-store revenue growth CAGR 160 New management contracts 2.0% Dividend increase (2) (1) FFO and NOI are non-GAAP financial measures. See Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. (2) Increase to quarterly dividend announced December 13, 2024 for the period ending December 31, 2024 and paid on January 16, 2025.

EXECUTIVE COMPENSATION HIGHLIGHTS Our executive compensation is designed to attract and retain the best possible executive talent, aligning executive goals with short-term and long-term Company performance. 85% of our CEO’s pay and 73% of our other NEOs’ pay was incentive-based in 2024, tying our NEOs’ compensation to Company and shareholder success. 2024 CEO Compensation 2024 other NEO Compensation For further details on our executive compensation, please see the Named Executive Officer Compensation section of this report on pages 33-58. 7

Overview In order to achieve our long-term goals, we strive to be a good corporate citizen. Our core values provide the backbone of our company culture, ensuring that we operate with integrity and genuine care. Our Corporate Responsibility initiatives further support our efforts to grow our business in a sustainable manner that is beneficial to all of our stakeholders while adhering to these core values. Oversight & Risk Management Our Corporate Responsibility initiatives are broadly managed by an internal committee chaired by our Chief Financial Officer which includes senior team members from across major functions of the organization who have the subject-matter expertise to provide input into Corporate Responsibility topics. The Corporate Governance & Nominating Committee of our Board of Trustees (the “Board”) oversees our Corporate Responsibility efforts. Our senior management team regularly reports to the Board on the status of our Corporate Responsibility program, our performance against the goals we’ve set, and the various initiatives we’ve undertaken to improve our standing. These Corporate Responsibility initiatives complement our broader program of risk management. We regularly evaluate our portfolio for risks within our key individual assets and markets. Self-storage properties have low obsolescence, and we invest in maintenance and capital projects to further extend the useful life of our stores. While we remain focused on climate-related risks that could impact our portfolio, we believe the significant regional diversification and the low emissions and energy consumption of our stores help to mitigate the climate and environmental regulatory risks to our portfolio. Environmental We are focused on our environmental impact and are committed to reducing our already small environmental footprint. Self-storage has a relatively low impact on the environment as it consumes less energy and water while emitting fewer greenhouse gases than other real estate property types. We leverage a streamlined communication process for our local property managers to notify us of any physical issues with our properties that would have an adverse impact on energy or water usage. Additionally, we utilize a centralized system to monitor utility usage data in real time to identify potentially hidden issues and find opportunities for improvement. Our facilities team is empowered to address these issues quickly to ensure our portfolio operates efficiently. We also continue to invest in a variety of environmentally-focused initiatives to further reduce our impact, reducing energy use and utility expenses: • Solar: Our solar program reduces our carbon footprint through the production of renewable energy while also producing attractive financial returns. At the end of 2024, 118 owned properties, or 19% of our consolidated portfolio, were equipped with operating solar panels. • High Efficiency Lighting Retrofit: In 2022, we kicked off a multi-year interior lighting upgrade project. We’ve replaced existing lighting with energy efficient LEDs at 195 stores to date, with an additional 82 scheduled for 2025. This interior lighting project follows our exterior lighting upgrades at 304 stores since 2018. • Energy Management Systems ("EMS"): 94 high-usage owned stores across the portfolio are equipped with an EMS which monitors and automates the timing of energy use. • Paper and toner reduction: Continued adoption of our online rental platform, SmartRental, has furthered our efforts to reduce paper and toner usage at our stores. CORPORATE RESPONSIBILITY 8

CORPORATE RESPONSIBILITY 9 Social At CubeSmart, we refer to our employees as teammates because collaboration toward shared goals defines our workplace. We care deeply about the experience our teammates have working with us. Our teammate value proposition includes promoting a sense of belonging to a team; providing opportunities to make a meaningful difference at work and in our communities; supporting our teammates’ ongoing personal and professional development; and offering competitive pay and rewards. Teammate Engagement In 2024, 91% of our teammates participated in our annual engagement survey. Results are communicated within individual teams to share what we learned and where we have opportunities to improve. We’ve also invested in an online recognition platform to facilitate meaningful real-time appreciation for the accomplishments of our teammates. At CubeSmart, we respect, value and celebrate the unique attributes, characteristics and perspectives that make each teammate who they are. Our goal for CubeSmart is to be a place where people feel supported, listened to, and able to do their personal best. Teammate Development We believe in building from within and focus on developing our high-potential teammates for future leadership roles. In 2024, 352 teammates were promoted and/or transitioned into new roles to further develop their careers. Our talent management strategy starts with our annual performance review process, which is an opportunity to provide teammates with actionable feedback and an evaluation of performance against individual and organizational goals. We develop our people by offering focused programs that enable them to grow their professional skillset. In 2024, we offered an average of 15 hours of training per teammate and a tuition reimbursement program for those looking to advance their formal education. We work with leaders to build personalized development plans which include both internal and externally developed learning programs. We conduct a formal talent review, regularly review our succession plan, and maintain a formal leadership development program for executive leaders featuring 360-degree feedback and executive coaching. Customers Our customers are the foundation of our business, and we are focused on providing the most positive self-storage customer experience possible. We regularly obtain feedback from our customers through a variety of channels, including surveys and reviews. We take this feedback seriously and use it to improve the overall customer experience. Supply Chain & Human Rights The CubeSmart Human Rights Policy promotes the principles of the United Nations Universal Declaration of Human Rights and states that the Company will not engage in child labor, modern slavery, or other human rights violations while also providing accountability for ethical business conduct. The CubeSmart Code of Ethics, Conduct & Human Rights for Vendors and Suppliers holds those that we work with to these high standards, ensuring that we’re doing our part to promote ethical conduct throughout our supply chain. 9

Governance We remain committed to strong corporate governance practices and the highest ethical standards, ensuring accountability while effectively managing risk. For further details on our corporate governance, see pages 19 to 31 of this proxy statement. A copy of the policies referenced in the preceding section are available in the Corporate Responsibility section of our investor relations website at investors.cubesmart.com. Such policies are not incorporated by reference into this proxy statement. CORPORATE RESPONSIBILITY 10

PROPOSAL 1: ELECTION OF TRUSTEES Our Board is currently comprised of nine Trustees. The term of each Trustee expires at the Annual Meeting. Our Board, upon the recommendation of its Corporate Governance & Nominating Committee, has nominated the nine current Trustees for re-election: Piero Bussani, Jit Kee Chin, Dorothy Dowling, John W. Fain, Jair K. Lynch, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg. The Board affirmatively determined that eight of the nine nominees (Piero Bussani, Jit Kee Chin, Dorothy Dowling, John W. Fain, Jair K. Lynch, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the New York Stock Exchange (the “NYSE”). The Board knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board, or the Board may decrease the size of our Board, as permitted by the Bylaws of CubeSmart (the “Bylaws”). Each nominee has consented to be named in this proxy statement and has agreed to serve if elected. When considering whether nominees for Trustee are qualified to enable the Board to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance & Nominating Committee and the Board focused primarily on the information summarized in each of the nominee’s individual biographies set forth below, all of which contributed to our conclusion that our nominees should be re-elected to serve as Trustees. The Board unanimously recommends that shareholders vote in favor of the election of each of the nine nominees to serve as Trustees until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified. 11

TRUSTEE NOMINEES 12

TRUSTEE NOMINEES 13

TRUSTEE NOMINEES 14

TRUSTEE NOMINEES 15

TRUSTEE NOMINEES 16 Summary of Trustee Skills and Qualifications

TRUSTEE COMPENSATION The Compensation Committee, with the input of an independent compensation consultant retained by the committee, reviews our Trustee compensation program on an annual basis. Trustees are compensated through an annual cash retainer and an annual equity award. Cash Compensation Independent Trustees were paid an $80,000 annual base cash retainer for service in 2024, as well as additional supplemental cash retainers for the following positions: Position Annual Supplemental Cash Retainer Board—Chair $ 70,000 Audit Committee—Chair $ 30,000 Audit Committee—Member $ 12,000 Compensation Committee—Chair $ 30,000 Compensation Committee—Member $ 10,000 Corporate Governance and Nominating Committee—Chair $ 15,000 Corporate Governance and Nominating Committee—Member $ 7,750 Independent Trustees may also elect to receive all or a portion of their cash compensation in the form of restricted shares. Equity Awards On May 21, 2024, we granted to each independent Trustee time-based restricted shares with an aggregate grant-date target value of $120,000. The number of restricted shares granted was determined by dividing the target value of $120,000 by the average of the trailing 30-day closing price for our common shares preceding the date of grant. Each Trustee received 2,832 restricted shares with an aggregate value for each Trustee of $122,937 based on the closing share price as of the grant date. These shares will vest on the earlier of the first anniversary of the grant date or the Company’s Annual Meeting of Shareholders in 2025. No changes to Trustee cash or equity compensation are expected to be delivered at the 2025 Annual Meeting. Trustee Deferred Compensation Plan Each plan year, independent Trustees may elect to defer all or a portion of their cash compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Accounts represent our unfunded, unsecured promise to pay. Each distribution account is credited with deemed returns based on the investment options selected by plan participants, which include investment options that mirror those available in the Company’s 401(k) plan, or such other deemed investment options as the Board may designate from time to time. 17

TRUSTEE COMPENSATION Trustee Compensation Table Our independent Trustees received the following compensation for the year ended December 31, 2024: Piero Bussani $ 105,000 $ 122,937 $ 5,542 $ 233,479 Jit Kee Chin $ 92,000 $ 122,937 $ 5,542 $ 220,479 Dorothy Dowling $ 117,750 $ 122,937 $ 5,542 $ 246,229 John W. Fain $ 99,750 $ 122,937 $ 5,542 $ 228,229 Jair K. Lynch $ 99,750 $ 122,937 $ 5,542 $ 228,229 John F. Remondi $ 120,000 $ 122,937 $ 5,542 $ 248,479 Jeffrey F. Rogatz $ 102,000 $ 122,937 $ 5,542 $ 230,479 Deborah R. Salzberg $ 150,000 $ 122,937 $ 5,542 $ 278,479 Trustee Fees Earned or Paid in Cash Equity Awards (1) Total All Other Compensation (2) (1) On May 21, 2024, each independent Trustee was granted 2,832 restricted shares which vest on the earlier of the first anniversary of the grant date or the Company’s Annual Meeting of Shareholders in 2025. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 17, “Share-Based Compensation Plans,” in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2025. As of December 31, 2024, each of the independent Trustees named above had 2,832 unvested restricted shares. (2) Includes dividends paid on unvested restricted shares. 18

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Board maintains Corporate Governance Guidelines and a Code of Business Conduct and Ethics. To view these documents, as well as the charters of each of the Board Committees, please visit our investor relations website at investors.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to Secretary of CubeSmart, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities, including purchases, sales, and/or dispositions by employees, officers, and Trustees of the Company that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company (the “Insider Trading Compliance Policy”). The Company’s Insider Trading Compliance Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Trustee Independence

NYSE listing standards require listed companies to have a majority of independent board members and to have each of the audit, compensation, and corporate governance & nominating committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, for a Trustee to qualify as “independent,” our Board must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

The Board evaluated the status of each Trustee who served on our Board during 2024. In its evaluation of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Corporate Governance & Nominating Committee and Compensation Committee (collectively, the “Board Committees”). Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept, directly or indirectly, any consulting, advisory or other compensatory fee from us (other than compensation for service as a Trustee and member of Board committees) or be an affiliate of us.

After broadly considering all facts and circumstances, the Board affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no material relationship with us. Our Board determined that Mr. Marr is not independent because of his current position with us as an executive officer.

Risk Oversight The Audit Committee oversees risks associated with financial and regulatory matters— particularly financial reporting, tax, accounting, cybersecurity, disclosure, internal controls over financial reporting, investment guidelines, material litigation, and credit and liquidity matters. The Compensation Committee oversees risks associated with executive compensation programs and arrangements (including incentive plans) and succession planning. The Corporate Governance & Nominating Committee oversees risks associated with Board leadership planning, as well as environmental, social, reputational, and corporate governance matters. CORPORATE GOVERNANCE Risk Management Our Board and the Board Committees, as described below, have oversight of our risk management policies and procedures. In addition, our NEOs are directly responsible for our enterprise risk management function. These officers report to the relevant Board Committees regarding these risks and develop programs and recommendations to control the risks identified. The Board Committees then report their discussions with these officers to the Board. 20 In fulfilling their risk management responsibilities, our NEOs have developed management reporting processes that are designed to provide visibility to the Board regarding the identification, assessment, management, and mitigation of critical risks. Not less than quarterly, our NEOs conduct a risk disclosure meeting with members of senior management to discuss financial, legal, regulatory, technology, compliance, cybersecurity, and reputational risks. Our NEOs also report directly to the Board on at least an annual basis to apprise them directly of our risk management efforts. Management at levels below our NEOs also participates in the implementation of our risk management policy by conducting regular reviews of all enterprise risk management policies and procedures and recommending revisions to Company controls and policies. Finally, we retain outside counsel and consultants to review relevant risks and to recommend policies and programs to minimize the impact of any risks identified in connection with such review. Cybersecurity Risk Management and Strategy We recognize the importance of developing, implementing and maintaining robust measures to safeguard our electronic information systems and we have established processes, described below, to assess, identify, manage and mitigate risks from cybersecurity threats and incidents. We believe our processes are reasonable for a real estate company of our size and complexity.

CORPORATE GOVERNANCE 21 We face risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of our information technology networks and related systems. The Audit Committee is responsible for overseeing management’s risk assessment and risk management processes designed to monitor and control information security risk. A cross-organizational cyber task force meets regularly and management briefs the Audit Committee on information security matters at least once a year. We have adopted and implemented an approach to identify and mitigate information security risks that we believe is commercially reasonable for a real estate company of our size and complexity. We leverage the Critical Security Control Framework developed and maintained by the Center for Internet Security, Inc. as the core of our governance program and include additional best practices from the Cloud Security Alliance, vendors, and other sources as necessary. We have not experienced any information security breaches that resulted in significant financial loss. We have insurance coverage designed to help us mitigate cyber risk exposure by offsetting costs involved with recovery and remediation after an information security breach or similar event. We regularly engage independent third parties to test our information security processes and systems as part of our overall enterprise risk management. We also regularly conduct information security training to ensure all employees, including those who may come into possession of confidential financial or personally identifiable information, are aware of information security risks and to enable them to take steps to mitigate such risks. For more information regarding oversight of cybersecurity-related risks, see Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025. Management Succession Plans The Board oversees the recruitment, development and retention of executive talent and reviews or discusses our management succession plans at least annually. Management succession is generally discussed throughout the year with the Chief Executive Officer at Board meetings and in executive sessions. Management succession discussions generally focus on the Chief Executive Officer and other senior executive roles, but also include broader discussions about our employee workforce. The Board has regular and direct exposure to senior leadership and high-potential employees at Board meetings held throughout each year. The Board has framed and continues to evolve plans with an adaptable timeframe for orderly management succession of other key positions. Board Self-Evaluation Consistent with the requirements of the NYSE, our Board conducts an annual self-evaluation to assess the Board’s performance and effectiveness. This self-assessment includes evaluations of the Board as a whole, its committees, and individual trustees. The goal is to ensure that the Board is functioning efficiently, fulfilling its oversight responsibilities, and adapting to changing business and governance challenges. To assist with the 2024 evaluation, our Board engaged Paul Hastings LLP, an international law firm, to confidentially lead, conduct, and deliver the results of the evaluation. The evaluation process involves questionnaires, individual director interviews, and facilitated discussions led by the law firm. The results of the self-evaluation process help identify areas for improvement, such as board composition, decision-making processes, and corporate governance practices. The self-evaluation aligns with the NYSE’s broader corporate governance standards, aimed at promoting accountability, transparency, and strong leadership within public companies. Trustee Share Ownership Guidelines We maintain share ownership guidelines for our Board to ensure that each Trustee maintains a material personal financial stake in the Company, aligning the interests of our Board with the interests of our shareholders. We expect each Trustee to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to five times the Trustee’s annual base cash retainer. All of our Trustee candidates with the requisite years of service are in compliance with these guidelines.

CORPORATE GOVERNANCE 22 Communications with the Board Shareholders and other interested parties may communicate with the Board or with the independent Trustees, as a group or individually, by communicating directly with the Chair of the Board. Please send any correspondence in writing to the “Chair of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chair of the Board. The Chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

BOARD COMMITTEE MEMBERSHIP AND MEETINGS Board Meetings Our Board holds regular and special meetings throughout the year. During 2024, the Board held seven meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of Board Committees on which he or she serves. During 2024, each Trustee attended at least 75% of the Board and Board Committee meetings on which he or she served. Pursuant to our Corporate Governance Guidelines, all of our Trustees are expected to attend our Annual Meeting of Shareholders, which was the case in 2024. Independent Chair of the Board; Executive Sessions Although our Corporate Governance Guidelines do not require the separation of the roles of Chair of the Board from the Chief Executive Officer, our Board believes that independent Board leadership is an important corporate governance practice. Since May 2022, Deborah R. Salzberg has served as our Independent Chair of the Board. Christopher P. Marr serves as our President and Chief Executive Officer and as a Trustee. Separating the positions of Chair of the Board and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. Our Independent Chair of the Board is charged primarily with: • presiding over meetings of our Board and shareholders, including executive sessions of the independent Trustees; • establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees, and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items; • facilitating and coordinating communication among the independent Trustees and our Chief Executive Officer and an open flow of information between management and our Board; • facilitating and coordinating communication among our shareholders and our Board; • periodically meeting with each independent Trustee; • assisting and consulting with our Chief Executive Officer, as necessary; • coordinating the periodic review of management’s strategic plan; and • performing such other duties and services as our Board may require. Pursuant to our Corporate Governance Guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board devotes a portion of each regularly scheduled Board meeting to sessions of independent Trustees without management participation. The Chair of the Board presides over these executive sessions. Board Committees Overview The Board has a standing Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee. All members of these committees are “independent” as that term is defined in the listing standards and other independence requirements of the NYSE. The Board has adopted a written charter for each of its standing Committees. The full text of each charter is available on our investor relations website, investors.cubesmart.com. In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. 23

BOARD COMMITTEE MEMBERSHIP AND MEETINGS 2024 Board Membership Summary The table below details membership information for each of the Board Committees and the number of meetings held by each committee during 2024. Member Chair 24

The principal purposes of the Audit Committee are to assist the Board in the oversight of: • the integrity of our consolidated financial statements; • our compliance with legal and regulatory requirements; • the qualification and independence of our independent registered public accounting firm; • the performance of our internal audit function and independent registered public accounting firm; and • the Company’s risk management policies that relate to the internal financial controls environment, financial reporting and disclosure controls, and cybersecurity. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit issues or difficulties they encounter during their audit. The Audit Committee is also charged with reviewing our consolidated financial statements, any financial reporting issues, and the adequacy of internal controls with management and our independent registered public accounting firm. The Board determined that Mr. Remondi (Chair), Dr. Chin, Mr. Fain, and Mr. Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC. Audit Committee Report One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including our system of internal controls and disclosure controls and procedures. For fiscal year 2024, KPMG LLP, our independent registered public accounting firm, audited the annual consolidated financial statements prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressed an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2024 with management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is also responsible for assisting the Board in the oversight of the qualification, independence, and performance of KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures, in accordance with the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee, concerning independence and has discussed with KPMG LLP its independence. In addition, the Audit Committee has determined that KPMG LLP’s provision of non-audit services, and the fees charged for such non-audit services, are compatible with maintaining KPMG LLP’s independence. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024. Chair John F. Remondi Members Jit Kee Chin, John W. Fain, Jair K. Lynch, Jeffrey F. Rogatz Meetings in 2024 5 Audit Committee Overview AUDIT COMMITTEE 25

Respectfully submitted, The Audit Committee of the Board of Trustees John F. Remondi (Chair) Jit Kee Chin John W. Fain Jair K. Lynch Jeffrey F. Rogatz Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. Fees Paid to Independent Registered Public Accounting Firm The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2024 and 2023 fiscal years. 2024 2023 Audit fees (1) $ 1,100,000 $ 1,085,000 Audit-related fees - - Tax fees (2) $ 492,000 $ 517,000 All other fees (3) $ 1,780 $ 1,780 Total $ 1,593,780 $ 1,603,780 (1) Audit fees include fees for professional services provided in connection with the annual audits of the Company's consolidated financial statements and internal control over financial reporting, reviews of the Company's interim consolidated financial statements included in quarterly reports on Form 10-Q, consents related to registration statements and the issuance of comfort letters. (2) Tax fees relate to tax compliance and consulting services. (3) All other fees represent license fees for accounting research software. All audit and permissible non-audit services provided by KPMG LLP were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, which concluded that the services provided were compatible with KPMG LLP’s independence. Pre-Approval Policies and Procedures The Audit Committee’s policy is to review and pre-approve, either pursuant to the Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Pre-Approval Policy, which is reviewed and reassessed annually by the Audit Committee, a list of specific services including audit, audit-related, tax and other services are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and AUDIT COMMITTEE 26 permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has pre-approved engagements for the performance of certain services, for which the estimated cost for each specified type of service shall not exceed $200,000 for audit-related services and $550,000 for tax services. AUDIT COMMITTEE 27

COMPENSATION COMMITTEE The principal purposes of the Compensation Committee are to: • review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation; • review and approve, either as a committee or together with our other independent Trustees, the Chief Executive Officer’s compensation recommendations for the other NEOs; • review, assess and recommend a succession plan for our Chief Executive Officer; • make recommendations to the Board regarding compensation of Trustees; and • recommend, implement, and administer our incentive and equity-based compensation plans. The Compensation Committee’s primary responsibility is to determine and implement our executive compensation policies and practices. In connection with its review of executive compensation levels and structure, the Compensation Committee has authority to recommend approval by the Board of grants of equity-based awards to our NEOs, officers and employees. The Board, however, has the ultimate authority to approve grants of equity-based awards to our NEOs, officers and employees. With respect to compensation of our NEOs other than our Chief Executive Officer, the Compensation Committee considers recommendations made by our Chief Executive Officer. In addition, the Board has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive, newly hired or promoted, non-officer level employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board has not delegated authority with respect to NEO or Trustee compensation to any other group or person. In evaluating executive compensation, the Compensation Committee is authorized to retain and to authorize fees and other terms of engagement for advisors such as, but not limited to, compensation consultants and legal counsel. The Compensation Committee also has authority to delegate matters to one or more subcommittees as it deems necessary and appropriate. From 2011 to February 2024, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to review our compensation and benefits program, analyze competitive market compensation practices, develop our compensation peer group, and make recommendations relating to our executive compensation programs. The Compensation Committee assessed the independence of FW Cook under NYSE rules and concluded that the firm’s work for the Compensation Committee did not raise any conflict of interest. Factors considered by the Compensation Committee include: (i) whether other services are provided to us by FW Cook or its representatives; (ii) the amount of fees received by FW Cook from us as a percentage of its total revenue; (iii) policies of FW Cook designed to prevent conflicts of interest; (iv) whether FW Cook or its representatives have any business or personal relationship with any member of the Compensation Committee; (v) whether FW Cook or its representatives own any of our securities; and (vi) whether FW Cook or its representatives have any business or personal relationship with any of our executive officers. Since February 2024, the Compensation Committee retained Ferguson Partners to review our compensation and Chair Dorothy Dowling Members Piero Bussani, John F. Remondi, Jeffrey F. Rogatz Meetings in 2024 5 Compensation Committee Overview 28

COMPENSATION COMMITTEE 29 benefits program, analyze competitive market compensation practices, develop our compensation peer group, and make recommendations relating to our executive compensation programs. The Compensation Committee assessed the independence of Ferguson Partners under NYSE rules and concluded that the firm’s work for the Compensation Committee does not raise any conflict of interest. Factors considered by the Compensation Committee include: (i) whether other services are provided to us by Ferguson Partners or its representatives; (ii) the amount of fees received by Ferguson Partners from us as a percentage of its total revenue; (iii) policies of Ferguson Partners designed to prevent conflicts of interest; (iv) whether Ferguson Partners or its representatives have any business or personal relationship with any member of the Compensation Committee; (v) whether Ferguson Partners or its representatives own any of our securities; and (vi) whether Ferguson Partners or its representatives have any business or personal relationship with any of our executive officers. The Compensation Committee has the authority to make recommendations to the Board regarding Trustee compensation levels and structure. The Board, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees. The Compensation Committee currently consists of Ms. Dowling (Chair) and Messrs. Bussani, Remondi and Rogatz. Each member of the Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE. Compensation Committee Interlocks and Insider Participation None of the members of the Compensation Committee, during 2024 or as of the date of this proxy statement, has been or is an officer or employee of ours and no NEO of ours served on the Compensation Committee or board of any company that employed any member of our Compensation Committee or Board.

CORPORATE GOVERNANCE & NOMINATING COMMITTEE The principal purposes of the Corporate Governance & Nominating Committee are to: • identify individuals that are qualified to serve as Trustees; • recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of Trustee nominees for each Annual Meeting of Shareholders; • periodically assess the size of the Board to ensure the Board can effectively carry out its obligations; • develop, recommend, implement, and monitor the Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board; • review any related party transactions and procedures for evaluating and approving such transactions; • oversee the evaluation of the Board and Board Committees; • ensure that the Company is in compliance with all corporate governance requirements under the NYSE listing requirements and applicable securities laws; • review and assess risks and exposures associated with the Company’s corporate policies and practices related to sustainability, corporate social responsibility, and corporate governance matters; and • review and assess risks and exposures associated with the leadership of the Board and any Board Committees. Trustee Qualifications, Recruitment & Nominations Our Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a trustee of the Company. The Corporate Governance & Nominating Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential trustee candidates and recommending trustee candidates to be nominated for election to the Board. In considering potential candidates for Trustee, the committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for Trustee must possess: • the highest professional and personal ethics and values; • a commitment to enhancing shareholder value; • broad experience at the policy-making level in business, government, education, technology or public interest; • an ability to provide insights and practical wisdom based on their experience and expertise; • a willingness and ability to devote adequate time and resources to diligently perform Board duties; service on other boards of public companies (in addition to the Company) should be limited to a reasonable number not to exceed three, provided that, in the case of the Chief Executive Officer, service on other boards (in addition to the Company) should not exceed two; • a reputation, both personal and professional, consistent with the image and reputation of the Company; • an ability to exercise sound judgment and to make independent analytical inquiries; and Chair Piero Bussani Members Dorothy Dowling, John W. Fain, Jair K. Lynch Meetings in 2024 3 Corporate Governance & Nominating Committee Overview 30

CORPORATE GOVERNANCE & NOMINATING COMMITTEE • an ability and commitment to comply with all policies of the Company applicable to Trustees. In addition to the minimum qualifications listed above, the Corporate Governance & Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be considered when identifying potential nominees. These factors include: • whether the person possesses specific expertise and familiarity with general issues affecting our business; • whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; • whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines; • the importance of continuity of the existing composition of the Board; and • the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Corporate Governance & Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance & Nominating Committee members, (b) other members of the Board, (c) the internal search process of the Chief Human Resources Officer, (d) our shareholders, and (e) other interested parties. The Corporate Governance & Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates, and does so from time to time. As part of the identification process, the Corporate Governance & Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise and the willingness of existing Trustees to continue to serve as Trustees if re-nominated. Once a Trustee candidate has been identified, the Corporate Governance & Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate, including, without limitation, the completion of a Trustee Questionnaire and a background check. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance & Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance & Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in the Bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2026 Annual Meeting” below. After completing the identification and evaluation process described above, the Corporate Governance & Nominating Committee recommends to the Board the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next Annual Meeting of Shareholders. The Board selects the Trustee nominees for shareholders to consider and vote upon at the Annual Meeting. Our Bylaws provide for a proxy access right, which enables eligible shareholders to include their nominees for election as Trustees in our proxy materials for Annual Meetings. The proxy access provisions of our Bylaws permit up to 20 shareholders owning at least three percent of our common shares continuously for at least three years to nominate the greater of (i) two Trustees or (ii) 20 percent of the number of Trustees in office as of the last day on which a proxy access notice of a nomination may be delivered in accordance with the Bylaws. During 2024, the Corporate Governance & Nominating Committee consisted of Mr. Bussani (Chair), Ms. Dowling and Messrs. Fain and Lynch. Each member of the Corporate Governance & Nominating Committee is independent under the listing standards and other independence requirements of the NYSE. 31

15 Years with CubeSmart NAMED EXECUTIVE OFFICERS Set forth below is background information on each of our NEOs other than Mr. Marr, whose background is described above under “Trustee Nominees.” 32 Average NEO Experience 20 Years in self-storage 19 Years at publicly-traded REITs

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Discussion & Analysis This Compensation Discussion & Analysis describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the Company’s NEOs and provides a detailed description of those programs. This Compensation Discussion & Analysis, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section. Overview The Compensation Committee sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2024, the Compensation Committee considered analyses prepared by its independent compensation consultant. Philosophy and Objectives We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe that success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward NEOs for the achievement of corporate goals and desired business results as well as for their individual contributions in the execution of our business strategy. We strive for excellence in corporate and individual performance by tying a significant portion of overall executive compensation to the achievement of our corporate goals. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term, and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Executive Compensation Goals Attract and retain the best possible executive talent Align compensation with long-term value creation Encourage superior performance for all individual NEOs 33

NAMED EXECUTIVE OFFICER COMPENSATION 2024 Executive Compensation Program The Compensation Committee engaged FW Cook, an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices, and make recommendations on our 2024 executive compensation program to achieve the objectives described above. Representatives of FW Cook were present at several of the Compensation Committee’s meetings and also met with the Compensation Committee in executive session, where no members of management were present. As part of its process of designing and evaluating the competitiveness of our compensation program, the Compensation Committee, after considering the input of FW Cook, identified a peer group of companies for purposes of competitive market comparisons. This peer group is comprised of equity REITs with comparable market capitalizations and who, therefore, compete for executive talent with us. The Compensation Committee reviewed and discussed the compensation data compiled by FW Cook related to this peer group. After considering this data, the desire to retain a superior executive management team, and the tenure and caliber of our NEOs, the Compensation Committee established the 2024 compensation program. 34

The Compensation Committee also considers the result of the shareholders’ vote on the advisory resolution approving the executive compensation disclosed in our proxy statement. In 2024, this resolution achieved 94% support of the votes that were cast. The resolution has averaged 93% support over the last three years. Considering these factors, the Compensation Committee concluded that no changes were required to be made to the overall structure of the Company’s 2024 executive compensation program. NAMED EXECUTIVE OFFICER COMPENSATION Our peer group for the 2024 compensation program is identical to the peer group used for the 2023 compensation program, except for Life Storage, which was removed from our peer group because it was acquired by Extra Space in 2023. Listed below are the companies that comprised the peer group for our 2024 compensation program: Company Peers for 2024 Executive Compensation Program American Homes 4 Rent Extra Space Storage Inc. Apartment Income REIT Federal Realty Investment Trust Apple Hospitality REIT Highwoods Properties Brandywine Realty Trust Mid-America Apartment Communities Brixmor Property Group SBA Communications Camden Property Trust Sun Communities Choice Hotels International Tanger Inc. COPT Defense Properties UDR Equity LifeStyle Properties VICI Proper The Compensation Committee used data provided by FW Cook to assess industry practices overall and to provide comparisons regarding individual positions. The Compensation Committee has generally focused on the median of the peer group as an approximate target in setting overall target compensation amounts for each NEO, though it also applies its own judgment after consulting with FW Cook and considering the specific responsibilities, tenure, and attributes of each of our NEOs. The decisions of the Compensation Committee are not mandated by any specific correlation to the peer group, rather, they reflect the Compensation Committee’s views of competitive practice, individual role and performance, our operating performance, and internal equity among our executive management team. The Compensation Committee is responsible for all deliberations and approvals and our CEO has no role in setting his own pay. 35 In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each NEO. The tally sheets present the dollar amounts of each component of compensation awarded to the NEOs, including salary, annual incentive awards, outstanding equity awards, contributions to retirement plans, potential payments under the CubeSmart Executive Severance Plan (the “Severance Plan”), perquisites, and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation.

NAMED EXECUTIVE OFFICER COMPENSATION

After evaluating the foregoing factors, the Compensation Committee recommended the following compensation adjustments for our NEOs.

NEO	Year	Salary	Annual Incentive Target as % of Salary	Long-Term Incentive Target
Christopher P. Marr	2024	$ 920,000	175%	$ 5,000,000
	2023	$ 884,000	165%	$ 4,100,000
Timothy M. Martin	2024	$ 600,000	125%	$ 1,700,000
	2023	$ 550,000	125%	$ 1,550,000
Joel D. Keaton	2024	$ 560,000	125%	$ 1,200,000
	2023	$ 500,000	125%	$ 975,000
Jeffrey P. Foster	2024	$ 540,000	100%	$ 800,000
	2023	$ 484,000	100%	$ 650,000
Jennifer L. Schulte	2024	$ 380,000	55%	$ 425,000
	2023	$ 337,000	55%	$ 340,000

Overview of Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation, and long-term incentive compensation. The design and objective of each component of our 2024 executive compensation is set forth below.



Salary
Provide base level of cash compensation for annual services
Recognize performance and experience of our team, retain and motivate talent
Annual Incentive
Dependent upon achievement of financial (70%), strategic (20%) and individual (10%) goals
Align executive management team to common goals while recognizing individual performance
Payout ranges from 0% to 200% of target award
Create a variable earning opportunity tied to key performance goals
Long-Term Incentive
Stock options, restricted shares and performance units (each 1/3 of award)
Emphasize retention, provide leverage opportunities, promote alignment with shareholder interests

36

NAMED EXECUTIVE OFFICER COMPENSATION Salary Salary is the fixed component of pay and is intended to provide a base level of compensation for our NEOs. Factors considered in determining base salaries include the NEO’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual NEO. Any increases to the base salaries of our NEOs, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength, and opportunities for development. Any increase to the salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chair of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. In addition, the Compensation Committee considers the linkage of base salaries to other elements of our compensation that are tied to salaries such as severance, change in control benefits, and annual incentive targets. The Chief Executive Officer is not involved in discussions related to his own compensation, even if he is involved in performance evaluation discussions. After review and discussion, the Compensation Committee set the 2024 salaries of our NEOs as follows: Christopher P. Marr $ 920,000 4.1% Timothy M. Martin $ 600,000 9.1% Joel D. Keaton $ 560,000 12.0% Jeffrey P. Foster $ 540,000 11.6% Jennifer L. Schulte $ 380,000 12.8% NEO Percentage Increase over Prior Year Salary 37

(1) FFO and NOI are non-GAAP financial measures. See Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. NAMED EXECUTIVE OFFICER COMPENSATION 38 Annual Incentive Annual incentive compensation enables us to align the NEOs to common goals while recognizing individual performance. In February 2024, the Compensation Committee approved a targeted annual incentive opportunity for each NEO that correlated to specific performance objectives involving financial results, execution of strategy and individual goals. The Compensation Committee also approved incentive payouts (as a percentage of the NEOs’ target annual incentive) as follows: Threshold 50%; Target 100%; and Maximum 200%. 70% of incentive payouts were weighted for financial performance, 20% were weighted for strategic goals and external growth, and 10% were weighted for performance on individual goals. The charts on this page detail the performance objectives, weighting, and the actual results of each component for the 2024 annual incentive compensation:

NAMED EXECUTIVE OFFICER COMPENSATION 39 In addition to the above performance objectives involving financial results and execution of strategy, individual goals (weighted 10%) were focused on system and process improvements, succession planning, engagement and culture, business development, strategic relationships, data platform improvements, customer service offerings, risk management, employee development and other items. The Compensation Committee determined that Mr. Keaton achieved the maximum level of his individual goals, resulting in a 200% payout for this component of incentive compensation, that Ms. Schulte achieved above the target level of her individual goals, resulting in a 175% payout for this component of incentive compensation, and that Messrs. Marr, Martin and Foster achieved the target level of their respective individual goals, resulting in a 100% payout for this component of incentive compensation. Pursuant to the objectives and results detailed above, the following table details each NEO’s annual incentive target opportunity and actual payout for 2024. Christopher P. Marr $ 920,000 175% $ 1,610,000 195% $ 1,793,218 Timothy M. Martin $ 600,000 125% $ 750,000 139% $ 835,350 Joel D. Keaton $ 560,000 125% $ 700,000 152% $ 849,660 Jeffrey P. Foster $ 540,000 100% $ 540,000 111% $ 601,452 Jennifer L. Schulte $ 380,000 55% $ 209,000 65% $ 248,459 NEO Target Payout Actual Payout Salary Annual Incentive Target as % of Salary Annual Incentive Actual Payout as % of Salary

NAMED EXECUTIVE OFFICER COMPENSATION Long-Term Incentive We believe that long-term incentive compensation helps to facilitate talent retention and promote alignment with shareholder interests. The components of our long-term equity incentive compensation are as follows (each representing 1/3 of the award value, with the number of shares based on the applicable accounting grant-date value): Performance Units represent the right to earn common shares. These units cliff vest and are measured on the third anniversary of the grant date. The number of common shares, if any, deliverable to award recipients depends on our total shareholder return (measured by reference to the change in our share price plus dividends) over the measurement period compared to the total shareholder return for a peer group consisting of equity real estate investment trusts. Award recipients also receive common shares representing dividend equivalents that would have been earned during the performance period on the final number of common shares awarded. At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among the peer group is at or above the 25th percentile. If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be awarded, and the performance units will lapse. At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%. At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%. At any ranking at or above the 75th percentile, the multiplier is fixed at 200%. Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two. Restricted Shares vest ratably over three years beginning on the first anniversary of the date of grant. Dividends are paid on restricted shares prior to vesting. Because we are a REIT, dividends are a key component of our total shareholder return. The Compensation Committee believes that allowing dividends to be paid on outstanding restricted shares further promotes the alignment of NEO goals with shareholder interests. Stock Options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of the grant, which is typically January 1. 40

NAMED EXECUTIVE OFFICER COMPENSATION

In January 2024, the Compensation Committee awarded a target grant level for long-term incentive compensation for each NEO as follows:

NEO	Long-term Incentive Target	Restricted Shares (#) (1)	Performance Units (at Target) (#) (2)	Stock Options (#) (3)
Christopher P. Marr	$ 5,000,000	35,958	25,606	179,211
Timothy M. Martin	$ 1,700,000	12,226	8,706	60,932
Joel D. Keaton	$ 1,200,000	8,630	6,145	43,011
Jeffrey P. Foster	$ 800,000	5,753	4,097	28,674
Jennifer L. Schulte	$ 425,000	3,056	2,176	15,233

(1) Valued at $46.35 per share, the market price of the underlying common shares as of the grant date.
(2) Valued at $65.09 per unit, based on a Monte Carlo simulation analysis to determine the fair value of the awards.
(3) Valued at $9.30 per option, based on the Black-Scholes option pricing model.

Final Results of 2022 Performance Units

We granted performance units in 2022 that were earned based on our relative total shareholder return on substantially the same terms as described above for the 2024 performance units. The measurement period for the performance units awarded to our NEOs on January 1, 2022 ended on December 31, 2024. Over this measurement period, our total shareholder return was in the 59th percentile for the relevant peer group. Therefore, the multiplier for these performance units was certified by the Compensation Committee at 134.2% of target. The following table details the target and actual achieved awards for the 2022 performance units:

NEO	Target Award of Performance Units (#)	Actual Achieved Award of Performance Units (1) (#)
Christopher P. Marr	16,424	22,038
Timothy M. Martin	4,807	6,449
Joel D. Keaton	2,884	3,871
Jeffrey P. Foster	2,203	2,958
Jennifer L. Schulte	961	1,291

(1) Each NEO also received shares representing the value of the dividend equivalents that would have been earned over the measurement period for the awarded performance units as follows: Mr. Marr, 2,812 shares; Mr. Martin, 823 shares; Mr. Keaton, 494 shares; Mr. Foster, 376 shares; and Ms. Schulte, 164 shares. These shares are not included in the amounts listed in the table.

2025 Compensation Actions

During 2024, the Compensation Committee engaged a new independent compensation consultant, Ferguson Partners, to provide services comparable to those historically rendered by FW Cook. After considering the input of Ferguson Partners, the Compensation Committee revised the Company's peer group to evaluate the 2025 compensation program. In revising this peer group, the Compensation Committee added Americold Realty Trust, National Storage Affiliates, and Public Storage and removed Apple Hospitality REIT, Brandywine Realty Trust, SBA Communications, and VICI Properties. These changes were made considering factors such as market capitalization and asset structure/ industry. Ferguson Partners prepared compensation data from this peer group. After reviewing this data, the

41

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Committee determined that competitive adjustments should be made to our NEO compensation. These adjustments are designed to reflect the market for executive talent, the growth of the Company, and the performance and responsibilities of each NEO. The table below sets forth the base and target compensation levels for 2025 and 2024 for each component of the Company’s NEO compensation program. Christopher P. Marr 2025 $ 920,000 175% $ 5,520,000 2024 $ 920,000 175% $ 5,000,000 Timothy M. Martin 2025 $ 600,000 125% $ 1,925,000 2024 $ 600,000 125% $ 1,700,000 Joel D. Keaton (1) 2025 $ 560,000 — — 2024 $ 560,000 125% $ 1,200,000 Jeffrey P. Foster 2025 $ 540,000 100% $ 925,000 2024 $ 540,000 100% $ 800,000 Jennifer L. Schulte 2025 $ 380,000 70% $ 475,000 2024 $ 380,000 55% $ 425,000 NEO Year Salary Annual Incentive Target as % of Salary Long-Term Incentive Target (1) Mr. Keaton is retiring from the Company effective April 30, 2025 and will not be eligible for incentive compensation related to his 2025 service. Other Compensation Elements Deferred Compensation Benefits: The CubeSmart Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) permits officers, including our NEOs, to defer receipt of all or a portion of their salary and annual incentive awards and have that deferred compensation credited to accounts until distributed in accordance with qualified employee elections. Under the Deferred Compensation Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution that we would have made under our 401(k) plan without regard to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”) and the actual matching contribution that we make under the 401(k) plan. In addition, our NEOs may elect to receive restricted share units that settle later than the applicable vesting date, in lieu of restricted shares, and they may elect to defer the settlement of their performance units beyond the vesting date. Share settlement will occur on individually-elected distribution dates selected by the NEO at the time of the initial deferral election and will be in the form of one share for each deferred unit. These elections are made by the NEOs prior to the grant of such awards. NEOs receive dividend equivalents (paid as cash) on vested and deferred equity awards during the period of deferral. See page 51 for details. Perquisites and Personal Benefits: During 2024, consistent with Company benefit plans applicable to all employees, we provided medical coverage and life insurance equal to the lesser of the employee’s salary or $500,000. In addition, the Company provided the use of a leased vehicle or a vehicle allowance and arranged for long-term disability insurance coverage, the premium for which was paid by each of our NEOs and then reimbursed by the Company. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program. 42

NAMED EXECUTIVE OFFICER COMPENSATION

Additional Compensation Principles

Risk Guidelines: The structure of our compensation policies and practices is designed to direct our NEOs towards key long-term goals in the areas of strategy, operations, financial performance, risk mitigation, and individual development. By focusing on the long-term achievement of corporate and personal goals, we discourage our NEOs from engaging in unnecessary and excessive risk-taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. The Compensation Committee oversees an annual risk evaluation with the assistance of its independent compensation consultant and no significant risks were identified in 2024. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.

Policy on the Grant of Equity Awards: The Board adopted a Policy Statement on the Grant of Equity Awards (the “Equity Grant Policy”) to ensure compliance with relevant rules and regulations and adherence to current corporate governance practices. The Equity Grant Policy provides that the Board has sole authority to approve equity awards to our Trustees and our NEOs. The Equity Grant Policy further provides that the grant date shall be no earlier than the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be. With respect to new hires, the date of the award shall be the later of the first date of employment or the date that any required approval for the grant is obtained from the Board or Compensation Committee. Under no circumstances will the grant date for any equity award be earlier than the date that the award is approved. The exercise price of option awards shall be the closing price of our common shares on the date of grant. The 2024 annual equity awards for the NEOs were approved by the Compensation Committee on November 1, 2023, two months before the regularly scheduled January 1, 2024 grant date. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Share Ownership Guidelines: We maintain share ownership guidelines for all of our officers to ensure that each officer maintains a material personal financial stake in the Company, aligning the interests of management with the interests of our shareholders. We expect each Company officer to acquire within five years of his or her appointment (and thereafter to maintain ownership of) common shares having a market value equal to at least: five times the annual salary for the President and Chief Executive Officer; three times the annual salary for the other NEOs; 2.25 times the annual salary for all Executive Vice Presidents, 1.75 times the annual salary for all Senior Vice Presidents; and 0.75 times the annual salary for all other officers. All shares directly owned and all vested restricted shares are considered for the share ownership guidelines. Unvested restricted shares and performance units, as well as unexercised options, are not considered for the guidelines. The Board annually reviews progress toward achieving these ownership levels for the NEOs. In February 2024, the Board reviewed achievement levels and determined that each of our NEOs with the requisite years of service met or exceeded the applicable ownership levels.

Compensation Recovery: Our compensation recovery policy (the “Clawback Policy”) complies with the SEC’s adoption of final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and applicable NYSE listing standards. The Clawback Policy requires each “Covered Executive” (as defined in the Clawback Policy), including each NEO, to reimburse the Company for annual or long-term incentive compensation paid, earned, or granted to the Covered Executive based on the achievement of financial results in the three completed fiscal years immediately prior to the date upon which we make a financial restatement due to our material noncompliance with any financial reporting requirement under the securities laws, to the extent that the amount of the annual or long-term incentive compensation is greater than what the Covered Executive would have received based on the restated financial results. Reimbursement of these amounts is required, regardless of whether the Covered Executive was responsible for the restatement, with only limited exceptions. The requirements of the Clawback Policy are incorporated into our incentive compensation programs, and each Covered Executive is required to acknowledge the applicability of the Clawback Policy to the Covered Executive’s incentive compensation awards received after the Clawback Policy’s effective date.

NAMED EXECUTIVE OFFICER COMPENSATION Hedging and Pledging Prohibitions: Our NEOs and Trustees, as well as all employees with the title of Director or above (inclusive of Divisional and Senior Divisional Vice Presidents) are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities. Retirement Provisions for Equity Incentive Compensation: The equity award agreements for our NEOs provide for the continued vesting of awards in the event of retirement after reaching the age of 60 and having completed 10 years of service with the Company. NEOs are required to provide six months’ notice prior to such retirement and enter into a 24-month Restrictive Covenant Agreement as conditions of qualifying for continued vesting. As of December 31, 2024, Christopher P. Marr had attained the requisite age and years of service to qualify for this retirement provision. Compensation Committee Report The Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC. Respectfully submitted, The Compensation Committee of the Board of Trustees Dorothy Dowling (Chair) Piero Bussani John F. Remondi Jeffrey F. Rogatz Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. 44

NAMED EXECUTIVE OFFICER COMPENSATION CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2024: • The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer), was $36,858; and the annual total compensation of Mr. Marr, our Chief Executive Officer was $8,001,409. • Based on this information for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 217 to 1. We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer: • We determined our employee population as of December 31, 2024, which was 3,104, including all full-time, part-time, temporary or seasonal employees employed on that date. • To find the median of the annual total compensation of our employees (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2024. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2024, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. • We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation. • After identifying the median employee, we added together all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $36,858. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table appearing on page 46 of this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x). 45

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the summary compensation of the NEOs of the Company for the years ended December 31, 2024, 2023, and 2022:

NEO	Year	Salary	Share Awards [1]	Option Awards [1]	Non-Equity Incentive Plan Compensation [2]	All Other Compensation [3]	Total
Christopher P. Marr	2024	$ 920,000	$ 3,333,348	$ 1,666,662	$ 1,793,218	$ 288,181	$ 8,001,409
President and Chief Executive Officer	2023	$ 884,000	$ 2,733,303	$ 1,366,668	$ 1,480,479	$ 255,234	$ 6,719,684
	2022	$ 850,000	$ 2,733,335	$ 1,366,663	$ 2,097,375	$ 241,303	$ 7,288,676
Timothy M. Martin	2024	$ 600,000	$ 1,133,349	$ 566,668	$ 835,350	$ 134,793	$ 3,270,160
Chief Financial Officer and Treasurer	2023	$ 550,000	$ 1,033,300	$ 516,668	$ 697,813	$ 127,089	$ 2,924,870
	2022	$ 500,000	$ 800,010	$ 399,999	$ 822,500	$ 128,002	$ 2,650,511
Joel D. Keaton	2024	$ 560,000	$ 799,979	$ 400,002	$ 849,660	$ 103,280	$ 2,712,921
Chief Operating Officer	2023	$ 500,000	$ 650,033	$ 324,998	$ 571,875	$ 93,367	$ 2,140,273
	2022	$ 440,000	$ 479,967	$ 239,999	$ 687,610	$ 101,088	$ 1,948,664
Jeffrey P. Foster	2024	$ 540,000	$ 533,325	$ 266,668	$ 601,452	$ 96,303	$ 2,037,748
Chief Legal Officer and Secretary	2023	$ 484,000	$ 433,322	$ 216,665	$ 491,260	$ 92,418	$ 1,717,665
	2022	$ 440,000	$ 366,619	$ 183,337	$ 661,320	$ 102,922	$ 1,754,198
Jennifer L. Schulte [4]	2024	$ 380,000	$ 283,281	$ 141,667	$ 248,459	$ 64,460	$ 1,117,867
Chief Human Resources Officer	2023	$ 337,000	$ 226,706	$ 113,333	$ 169,595	$ 64,576	$ 911,210

(1) The amounts reported in the Share Awards and Option Awards columns represent the grant-date fair value of restricted shares, performance units and option awards granted to the NEOs under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 17, "Share-Based Compensation Plans," in the Notes to Consolidated Financial Statements included in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 for the relevant assumptions used to determine the grant-date fair value of our share and option awards. The value of each of the awards granted to the NEOs in 2024 is listed in the table captioned "*Grants of Plan-Based Awards*" appearing on page 48 of this proxy statement.

(2) Represents annual incentive cash compensation. For a detailed description of the annual incentive awards see "*Annual Incentive*" in the section of this proxy statement entitled "*Compensation Discussion & Analysis*."

(3) The amounts reported in the All Other Compensation column represent, for each NEO, the sum of (a) the amounts contributed by the Company to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (b) the amounts contributed by the Company to the Deferred Compensation Plan; (c) personal use of a leased vehicle or a vehicle allowance; (d) the dollar value of dividends on unvested restricted shares; and (e) the cost to the Company for long-term disability insurance. The aggregate incremental cost to the Company for NEO vehicle usage is based on either: (a) the actual lease cost incurred, plus expenses for fuel, maintenance and insurance, or (b) the amount of the vehicle allowance. In calculating vehicle usage, we disregarded business usage and assumed 100 percent personal usage. The dollar value of dividends on vested and deferred share units is not contemplated in the amounts above and

46

NAMED EXECUTIVE OFFICER COMPENSATION 47 are disclosed in the Nonqualified Deferred Compensation table on page 52. Listed in the table below are the amounts reported in this column for 2024. Christopher P. Marr $ 9,250 $ 122,247 $ 20,057 $ 135,862 $ 765 Timothy M. Martin $ 9,250 $ 55,152 $ 22,449 $ 47,177 $ 765 Joel D. Keaton $ 9,250 $ 43,812 $ 18,000 $ 31,453 $ 765 Jeffrey P. Foster $ 9,250 $ 44,478 $ 20,565 $ 21,245 $ 765 Jennifer L. Schulte $ 9,250 $ 22,471 $ 20,956 $ 11,018 $ 765 Long-Term Disability Insurance NEO Vehicle Usage Company Match in 401(k) Plan Dividends on Unvested Restricted Shares Company Contributions to Deferred Compensation Plan (4) Ms. Schulte was not an NEO before 2023.

NAMED EXECUTIVE OFFICER COMPENSATION

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2024 to the NEOs. These awards consist of annual cash incentives, restricted shares, performance units, and options. The Board approved these awards on November 1, 2023.

NEO/Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (1) (2)			All Other Share Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Share and Option Awards ($) (3)
		Threshold	Target	Max	Threshold	Target	Max				
Christopher P. Marr											
Cash Incentive		805,000	1,610,000	3,220,000							
Restricted Shares	1/1/2024							35,958			1,666,653
Performance Units	1/1/2024				12,803	25,606	51,212				1,666,695
Stock Options	1/1/2024								179,211	46.35	1,666,662
Timothy M. Martin											
Cash Incentive		375,000	750,000	1,500,000							
Restricted Shares	1/1/2024							12,226			566,675
Performance Units	1/1/2024				4,353	8,706	17,412				566,674
Stock Options	1/1/2024								60,932	46.35	566,668
Joel D. Keaton											
Cash Incentive		350,000	700,000	1,400,000							
Restricted Shares	1/1/2024							8,630			400,001
Performance Units	1/1/2024				3,073	6,145	12,290				399,978
Stock Options	1/1/2024								43,011	46.35	400,002
Jeffrey P. Foster											
Cash Incentive		270,000	540,000	1,080,000							
Restricted Shares	1/1/2024							5,753			266,652
Performance Units	1/1/2024				2,049	4,097	8,194				266,674
Stock Options	1/1/2024								28,674	46.35	266,668
Jennifer L. Schulte											
Cash Incentive		104,500	209,000	418,000							
Restricted Shares	1/1/2024							3,056			141,646
Performance Units	1/1/2024				1,088	2,176	4,352				141,636
Stock Options	1/1/2024								15,233	46.35	141,667

(1) Listed in these columns are the potential awards at each stated level of performance for the annual incentive compensation under our executive compensation program. For a detailed description of the annual incentive

48

NAMED EXECUTIVE OFFICER COMPENSATION

awards see "*Annual Incentive*" in the section of this proxy statement entitled "*Compensation Discussion & Analysis*." The "Threshold" column represents the minimum amount payable when threshold performance is met. The "Target" column represents the amount payable if the specified performance targets are reached. The "Max" column represents the maximum payment possible. See the "*Summary Compensation Table*" for the actual amounts paid to each NEO for the 2024 annual cash incentive compensation.

(2) These columns represent the potential number of shares that can be earned under the 2024 performance units, which have a performance period ending on December 31, 2026.

(3) This column reflects the grant-date fair value of the equity awards in accordance with FASB ASC Topic 718 but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by NEOs as of December 31, 2024.

	Option Awards				Share Awards			
NEO/ Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#) [1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) [2]	Market Value of Shares That Have Not Vested ($) [3]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested ($) [4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) [3]
Christopher P. Marr								
1/1/2024	—	179,211	46.35	12/31/2033	35,958	1,540,800	51,212	2,194,434
1/1/2023	57,666	115,330	40.25	12/31/2032	22,636	969,953	45,884	1,966,129
1/1/2022	103,184	51,591	56.91	12/31/2031	8,005	343,014	22,038	944,328
1/1/2021	297,101	—	33.61	12/31/2030				
1/1/2020	300,546	—	31.48	12/31/2029				
1/1/2019	157,480	—	28.69	12/31/2028				
1/23/2018	107,181	—	27.78	1/22/2028				
1/23/2017	108,932	—	26.30	1/22/2027				
1/22/2016	87,604	—	30.32	1/21/2026				
Timothy M. Martin								
1/1/2024	—	60,932	46.35	12/31/2033	12,226	523,884	17,412	746,104
1/1/2023	21,801	43,600	40.25	12/31/2032	8,557	366,667	17,346	743,276
1/1/2022	30,200	15,100	56.91	12/31/2031	2,343	100,398	6,449	276,340
1/1/2021	75,362	—	33.61	12/31/2030				
1/1/2020	75,592	—	31.48	12/31/2029				
1/1/2019	41,995	—	28.69	12/31/2028				
1/23/2018	36,174	—	27.78	1/22/2028				
1/23/2017	36,765	—	26.30	1/22/2027				
1/22/2016	29,566	—	30.32	1/21/2026				

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NAMED EXECUTIVE OFFICER COMPENSATION

NEO/ Grant Date	Option Awards				Share Awards			
	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (2)	Market Value of Shares That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (3)
Joel D. Keaton								
1/1/2024	—	43,011	46.35	12/31/2033	8,630	369,796	12,290	526,627
1/1/2023	13,713	27,426	40.25	12/31/2032	5,383	230,662	10,912	467,579
1/1/2022	18,120	9,060	56.91	12/31/2031	1,405	60,204	3,871	165,872
Jeffrey P. Foster								
1/1/2024	—	28,674	46.35	12/31/2033	5,753	246,516	8,194	351,113
1/1/2023	9,142	18,284	40.25	12/31/2032	3,588	153,746	7,274	311,691
1/1/2022	13,842	6,921	56.91	12/31/2031	1,073	45,978	2,958	126,750
1/1/2021	35,507	—	33.61	12/31/2030				
1/1/2020	43,260	—	31.48	12/31/2029				
1/1/2019	24,147	—	28.69	12/31/2028				
1/23/2018	22,776	—	27.78	1/22/2028				
1/23/2017	23,148	—	26.30	1/22/2027				
1/22/2016	18,616	—	30.32	1/21/2026				
Jennifer L. Schulte								
1/1/2024	—	15,233	46.35	12/31/2033	3,056	130,950	4,352	186,483
1/1/2023	4,782	9,564	40.25	12/31/2032	1,877	80,429	3,806	163,087
1/1/2022	6,040	3,020	56.91	12/31/2031	468	20,054	1,291	55,319

(1) This column shows the number of unvested stock options originally awarded on the grant date indicated. All of these stock options vest and become exercisable in one-third installments on each of the first three anniversaries following the listed grant date, subject generally to the NEO's continued employment.

(2) This column shows the number of unvested shares of restricted stock originally awarded on the grant date indicated. All of these shares of restricted stock vest in one-third installments on each of the first three anniversaries following the listed grant date, subject generally to the NEO's continued employment.

(3) The market value is based on the closing price of our common shares of $42.85 on December 31, 2024 (the last trading day of the year).

(4) This column shows the number of unvested performance units. Performance units vest on January 1 following the end of the performance period, after adjustment for performance results and subject generally to the NEO's continued employment. For the 2022 performance units, the amount is based on actual performance results as discussed in the Compensation Discussion & Analysis (at 134.2% of target). Based on performance through December 31, 2024, the 2023 performance units and the 2024 performance units are shown assuming maximum (at 200% of target) performance.

Shares Vested and Options Exercised

The following table sets forth the value realized upon vesting of share awards and option exercises for each NEO for the year ended December 31, 2024.

50

NAMED EXECUTIVE OFFICER COMPENSATION 51 Christopher P. Marr 96,443 $ 4,470,133 74,906 $ 1,764,506 Timothy M. Martin 26,185 $ 1,213,675 30,765 $ 738,849 Joel D. Keaton 15,383 $ 713,002 178,610 $ 2,526,057 Jeffrey P. Foster 12,084 $ 560,093 7,739 $ 172,609 Jennifer L. Schulte 5,544 $ 256,964 15,942 $ 302,109 NEO Share Awards (1) Option Awards Value Realized on Vesting Value Realized on Exercise Number of Shares Acquired on Vesting Number of Shares Acquired on Exercise (1) The value realized upon vesting includes the value of share awards that vested during the year but were deferred under the equity incentive plan. See "Nonqualified Deferred Compensation" below for additional details. Nonqualified Deferred Compensation Deferrals of Salary/Bonus Our NEOs are eligible to participate in the Deferred Compensation Plan. Under the plan, the NEOs can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We provide a matching deferred compensation amount that is equal to the difference between the total matching contribution that the NEO would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Code and the actual matching contribution that the NEO receives under the 401(k) plan, provided that the NEO has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation. Each distribution account is credited with the returns of the investment options selected by the NEOs, which include investment options that are available in our 401(k) plan, or such other investment funds as the Compensation Committee may designate from time to time. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be canceled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date on which such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of greater than 12 months, an election to defer must be made no later than six months before the end of the performance period. Upon retirement, based on a participant’s elections, balances in the retirement distribution account will be made in a lump sum or in annual installments over 5, 10, or 15 years. Upon termination of employment other than retirement or death, benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four, or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either a retirement distribution account or an in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

NAMED EXECUTIVE OFFICER COMPENSATION

Deferrals of Equity Awards

As permitted by our equity incentive plan, NEOs may elect to receive restricted share units that settle later than the applicable vesting date, in lieu of restricted shares and performance units. NEOs may elect to defer the settlement of their restricted share units beyond the applicable vesting date. Share settlement will occur on individually-elected distribution dates selected by the NEO at the time of the initial deferral election and will be in the form of one share for each deferred unit. These elections are made by the NEOs prior to the grant of such awards. NEOs receive dividend equivalents (paid in cash) on vested and deferred equity awards during the period of deferral.

The following table details the activity related to nonqualified deferred compensation for the year ended December 31, 2024:

NEO / Deferral Type	Executive Contributions (Salary) (1)	Executive Contributions (Bonus) (2)	Executive Contributions (Equity) (3)	Company Contributions (4)	Aggregate Earnings (5)	Aggregate Withdrawals/ Distributions (6)	Aggregate Balance at December 31, 2024 (7)
Christopher P. Marr							
Salary/Bonus	—	—	—	$ 122,247	$ 1,593,458	—	$ 10,779,685
Equity Awards	—	—	$ 3,891,345	—	($ 760,209)	($ 993,080)	$ 20,859,980
Timothy M. Martin							
Salary/Bonus	$ 373,418	$ 209,344	—	$ 55,152	$ 1,139,588	—	$ 8,227,816
Equity Awards	—	—	$ 1,066,865	—	($ 221,440)	($ 282,418)	$ 6,015,112
Joel D. Keaton							
Salary/Bonus	$ 191,130	$ 171,562	—	$ 43,812	$ 182,789	—	$ 2,227,002
Equity Awards	—	—	—	—	($ 40,429)	($ 56,490)	$ 1,186,559
Jeffrey P. Foster							
Salary/Bonus	$ 41,932	$ 39,301	—	$ 44,478	$ 274,093	($ 150,870)	$ 1,971,906
Equity Awards	—	—	$ 490,913	—	($ 114,517)	($ 151,758)	$ 3,187,654
Jennifer L. Schulte							
Salary/Bonus	$ 21,423	$ 16,960	—	$ 22,471	$ 14,202	($ 35,000)	$ 229,111
Equity Awards	—	—	—	—	—	—	—

(1) Included in the "Salary" column for 2024 of the table captioned *"Summary Compensation Table"* on page 46.

(2) Included in the "Non-Equity Incentive Plan Compensation" column for 2023 of the table captioned *"Summary Compensation Table"* on page 46.

(3) Represents deferred equity awards that vested during the year ended December 31, 2024.

(4) Included in the "All Other Compensation" column for 2024 of the table captioned *"Summary Compensation Table"* on page 46.

(5) For both salary/bonus and equity awards, represents change in fair market value during the year of the plan holdings. For equity awards, also represents dividend equivalents (paid in cash) on deferred and vested equity awards.

(6) For equity awards, includes payment of dividend equivalents described in footnote (5) above.

(7) The following details the amounts in the "Aggregate Balance at December 31, 2024" column related to deferrals of salary/bonus and equity awards that are reported for the indicated years on the table captioned *"Summary Compensation Table"* on page 46. This table represents amounts originally contributed and does not include

52

NAMED EXECUTIVE OFFICER COMPENSATION 53 investment gains or losses after the date of contribution (note that Ms. Schulte was not an NEO before 2023). Christopher P. Marr $ 122,247 $ 571,958 $ 1,419,146 Timothy M. Martin $ 428,570 $ 601,485 $ 763,576 Joel D. Keaton $ 234,942 $ 386,020 $ 385,844 Jeffrey P. Foster $ 86,410 $ 198,275 $ 249,074 Jennifer L. Schulte $ 43,894 $ 57,446 NEO Amount Reported on Summary Compensation Table for 2024 Amount Reported on Summary Compensation Table for 2023 Amount Reported on Summary Compensation Table for 2022 Severance Plan and Potential Payments Upon Termination or Change in Control The Severance Plan provides for certain severance benefits to our NEOs on account of an involuntary termination, including if we terminate the employee without “cause” (as defined in the Severance Plan) or on account of the employee’s disability, a termination by the employee for “good reason” (as defined in the Severance Plan), or a termination on account of the employee’s death. Involuntary Termination Not in Connection with a Change in Control If we terminate the employee without “cause,” or if the employee terminates for “good reason,” in either case at least three months prior to a “change of control” (as defined in our Amended and Restated 2007 Equity Incentive Plan) or more than two years following a change of control, the terminated employee will be entitled to: • Accrued but unpaid compensation and benefits through the termination date, including (i) accrued but unpaid base salary, (ii) any earned but unpaid annual incentive compensation for the preceding year, (iii) accrued but unused paid time off and (iv) reimbursement of business expenses incurred in accordance with our policy; • For Mr. Marr, installment payments in accordance with our normal payroll practices over two years equal to two times the sum of (i) base salary and (ii) average annual incentive earned over a period of up to two years preceding the termination of employment (or if greater, his target annual incentive for the year of termination), and, for all other participants, installment payments in accordance with our normal payroll practices over 18 months equal to 1.5 times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period up to two years preceding the termination of employment (or if greater, the employee’s target annual incentive for the year of termination); • A lump-sum payment equal to the full cost of continuing the employee’s health and welfare benefits for 24 months plus an additional amount, as is necessary, to reimburse the employee for the taxes incurred in respect of such payment; • A lump-sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year; and • Continued vesting of time-based equity awards in accordance with the terms of the applicable awards and pro-rata vesting of performance-based awards based on actual performance during the performance period and the number of days that the employee was employed during the performance period. Termination Due to Death or Disability If the employee’s termination is on account of death or disability other than during the Change in Control Protection Period (as defined below), the employee will be entitled to (i) a lump-sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year

NAMED EXECUTIVE OFFICER COMPENSATION 54 and (ii) full acceleration and vesting of the employee’s time-based and performance-based awards (based on target performance). Change in Control Severance If we terminate the employee without cause, or the employee terminates for good reason, in either case during the period commencing three months prior to a change of control and ending two years following a change of control (the “Change in Control Protection Period”), the terminated employee is entitled to receive the payments and benefits described above, except that (i) Mr. Marr is entitled to three times the sum of (x) the greater of his base salary on the date of termination and his base salary on the date of the change in control and (y) his average annual incentive compensation earned over a period of up to two years preceding termination of employment (or if greater, his target annual incentive for the year of termination), which amount will be paid in a lump sum (rather than installments), (ii) Mr. Martin and all other eligible employees designated as Tier II employees are entitled to 2.5 times the sum of (x) the greater of the employee’s base salary on the date of termination and the employee’s base salary on the date of the change in control and (y) the employee’s average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment (or if greater, the employee’s target annual incentive for the year of termination), which will be paid in a lump sum (rather than installments), (iii) Mr. Foster, Mr. Keaton, Ms. Schulte and all other eligible employees designated as Tier III employees are entitled to two times the sum of (x) the greater of the employee’s base salary on the date of termination and the employee’s base salary on the date of the change in control and (y) the employee’s average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment (or if greater, the employee’s target annual incentive for the year of termination), which will be paid in a lump sum (rather than installments), (iv) the pro rata annual incentive for the year of termination will be based on the greater of actual performance for such year and the employee’s target annual incentive for such year, and (v) the employee is entitled to an vehicle allowance for 24 months. In the event of a severance-eligible termination within the Change in Control Protection Period, but prior to the change in control, such employee’s then-outstanding equity awards will remain outstanding through the consummation of the change in control, and receive the same treatment as if such employee were employed as of immediately prior to the change in control (as described below). If an employee’s employment termination due to death or disability occurs during the Change in Control Protection Period, the employee will be entitled to the same benefits to which such employee would have been entitled had such termination otherwise constituted a severance-eligible termination under the Severance Plan. Change in Control Treatment of Equity Awards The Severance Plan provides for the following treatment of equity awards held by participants, including our NEOs, as of immediately prior to a change in control, regardless of whether employment terminates: (x) all time-vested equity awards held by each employee will vest in full, and all performance-vested equity awards held by each employee will vest at the greater of target and actual performance levels, (y) all equity awards subject to exercise will be deemed exercised on a net-exercise basis unless the employee elects for such awards to remain outstanding and unexercised following such change in control, and if the employee so elects, we will cause the surviving corporation or successor or affiliate to assume the awards or grant new awards in substitution therefor, and (z) each equity award continued or assumed by, or substituted for, to the extent subject to exercise, will remain outstanding and exercisable through the 10th anniversary of the original grant date of such award following the employee’s termination. Other Terms and Conditions In general, our obligation to provide benefits under the Severance Plan in the event of an involuntary termination by the Company without cause or by the employee for good reason is conditioned upon the employee’s providing a release of claims and complying with applicable non-competition and other post-employment restrictive covenants. If the payments and benefits otherwise payable to an employee under the Severance Plan would constitute excess

NAMED EXECUTIVE OFFICER COMPENSATION 55 parachute payments within the meaning of section 280G of the Code, then we will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Code, provided that such reduction would provide the employee with a greater net after-tax benefit than would no reduction. In no event shall any payment under the Severance Plan be grossed up for any excise taxes under Section 4999 of the Code. Estimate of Severance Benefits The following table includes an estimate of the potential payments and benefits to which Messrs. Marr, Martin, Keaton and Foster and Ms. Schulte would be entitled under the Severance Plan upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination. In estimating the potential payments, we have made the following general assumptions in all circumstances where applicable: • The date of termination is December 31, 2024, and the closing price of our common shares on December 31, 2024 (the last trading day of the year) was $42.85; • The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2024, for each executive as follows: Mr. Marr, $920,000; Mr. Martin, $600,000; Mr. Keaton, $560,000; Mr. Foster, $540,000; and Ms. Schulte, $380,000. • The bonus is equal to the average of the last two years’ annual incentive compensation paid to each executive as follows: Mr. Marr, $1,788,927; Mr. Martin, $760,157; Mr. Keaton, $629,743; Mr. Foster, $576,290; and Ms. Schulte, $186,558. • The value of restricted shares and performance units that vest upon termination is based on the closing price of our common shares at $42.85 on December 31, 2024 (the last trading day of the year); • The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2024 (the last trading day of the year), which was $42.85; • For purposes of determining the pro-rata annual incentive compensation for the year of termination, it shall equal the target-level annual incentive compensation paid to each executive; • Four weeks of vacation are unused, accrued and unpaid; • There is no unpaid bonus for the prior year; • There is no accrued and unpaid salary; • There is no unpaid reimbursement for expenses incurred prior to the date of termination; • The continued health and welfare benefits for 24 months is $3,309 per month for each executive and the estimated payment for associated taxes on such total amount is $1,614 per month; and • The continued vehicle allowance for 24 months is $1,500 per month for each executive.

NAMED EXECUTIVE OFFICER COMPENSATION

NEO	Termination between 3 months prior to, and 2 years after, a Change in Control (1)	Termination before 3 months prior to, or more than 2 years after, a Change in Control	Death or Disability	Change in Control (2)
Christopher P. Marr	$ 17,721,441	$ 13,660,646	$ 9,399,069	$ 7,535,082
Timothy M. Martin	$ 6,971,608	$ 5,104,511	$ 3,375,626	$ 2,494,122
Joel D. Keaton	$ 5,096,675	$ 4,037,565	$ 2,521,599	$ 1,628,862
Jeffrey P. Foster	$ 4,181,051	$ 3,373,353	$ 1,752,880	$ 1,109,890
Jennifer L. Schulte	$ 2,174,214	$ 1,740,064	$ 845,509	$ 567,819

(1)	Represents the amount payable upon the termination of employment on December 31, 2024, if such termination were due to a change in control as set forth in the Severance Plan.

(2)	Represents the value as of December 31, 2024 of unvested equity that would vest upon a Change in Control regardless of a termination of employment.

Pay Versus Performance

Our Chief Executive Officer is our principal executive officer ("PEO"). The following table details, for our PEO and our Non-PEO NEOs (on an average basis), total compensation as set forth in the Summary Compensation Table, "compensation actually paid" as determined under SEC rules, cumulative Total Shareholder Return ("TSR"), the cumulative TSR of our peer group, net income, and funds from operations ("FFO") per share, as adjusted, which is the most important financial performance measure that we use to link compensation to performance.

	Summary		Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Year	Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Table Total for Non-PEO NEOs (3)	Actually Paid to Non-PEO NEOs (2) (3)	Company TSR (4)	Peer Group TSR (4)	Net Income (in thousands)	FFO per share, as adjusted (5)
2024	$ 8,001,409	$ 6,216,181	$ 2,284,674	$ 1,925,248	$ 165.28	$ 117.56	$ 391,885	$ 2.63
2023	$ 6,719,684	$ 9,345,910	$ 1,923,505	$ 2,397,883	$ 173.12	$ 112.04	$ 412,435	$ 2.68
2022	$ 7,288,676	$ 1,052,755	$ 2,117,791	$ 978,870	$ 143.66	$ 100.62	$ 292,472	$ 2.53
2021	$ 7,317,658	$ 22,342,427	$ 1,996,166	$ 4,704,567	$ 194.96	$ 134.06	$ 230,813	$ 2.11
2020	$ 5,807,010	$ 8,607,156	$ 1,653,223	$ 2,224,869	$ 111.67	$ 94.88	$ 167,611	$ 1.72

(1)	Mr. Marr was our PEO for each of 2020, 2021, 2022, 2023 and 2024.

(2)	Amounts represent "compensation actually paid" for the relevant fiscal year, as determined under SEC rules and calculated per the adjustments detailed below. Our NEOs do not participate in a defined benefit plan. Dividends on unvested awards are included within "All Other Compensation" in the Summary Compensation table. Therefore, no adjustments for pension benefits or dividends paid are included in the table below. The following table details the adjustments made to calculate "compensation actually paid":

NAMED EXECUTIVE OFFICER COMPENSATION

Year	NEO Type	Summary Compensation Table Total	Subtract Equity Awards	Add Year-End Fair Value of Current Year Equity Awards (a)	Change in Value of Prior Equity Awards (a)	Change in Value of Equity Awards that Vested in Current Year (a)	Total Compensation Actually Paid
2024	PEO	$ 8,001,409	($ 5,000,010)	$ 4,284,238	($ 1,069,456)	—	$ 6,216,181
	Non-PEO	$ 2,284,674	($ 1,031,235)	$ 883,610	($ 211,801)	—	$ 1,925,248
2023	PEO	$ 6,719,684	($ 4,099,971)	$ 5,286,668	$ 1,439,529	—	$ 9,345,910
	Non-PEO	$ 1,923,505	($ 878,756)	$ 1,133,102	$ 219,985	$ 47	$ 2,397,883
2022	PEO	$ 7,288,676	($ 4,099,998)	$ 2,620,282	($ 4,756,205)	—	$ 1,052,755
	Non-PEO	$ 2,117,791	($ 823,310)	$ 526,172	($ 841,783)	—	$ 978,870
2021	PEO	$ 7,317,658	($ 4,100,019)	$ 10,765,612	$ 8,317,929	$ 41,247	$ 22,342,427
	Non-PEO	$ 1,996,166	($ 710,001)	$ 1,864,282	$ 1,543,567	$ 10,553	$ 4,704,567
2020	PEO	$ 5,807,010	($ 3,300,006)	$ 4,458,185	$ 1,642,811	($ 844)	$ 8,607,156
	Non-PEO	$ 1,653,223	($ 601,655)	$ 812,810	$ 360,701	($ 210)	$ 2,224,869

(a)	For equity awards issued during the relevant year, represents fair value of such awards as of the end of the year. For equity awards issued in prior years, represents the change in fair value of such awards as of the vesting date or the end of the year, as appropriate, compared to the fair value of such awards at the end of the prior year. The fair value of the restricted share awards was determined by the closing price of our common shares as of the end of each year. The fair values of option and performance unit awards were calculated using Black-Scholes and Monte Carlo values, respectively, as of the relevant dates, except in the case of the final results of the performance units, which were valued as the closing price of our common shares as of the end of the performance period multiplied by the final multiplier derived from the relative TSR results.

(3)	Messrs. Martin, Keaton and Foster were Non-PEO NEOs for each of 2020, 2021, 2022, 2023 and 2024. Additionally, Ms. Schulte was a Non-PEO NEO in 2023 and 2024.

(4)	TSR is determined based on an initial fixed investment of $100 on December 31, 2019. The TSR peer group consists of the FTSE NAREIT All Equity REIT Index, which is the peer group used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2024.

(5)	FFO as adjusted, per share is a non-GAAP financial measure. See Appendix A to this proxy statement for a reconciliation of FFO, as adjusted, to net income attributable to common shareholders.

NAMED EXECUTIVE OFFICER COMPENSATION

Relationship Between Performance Measures and Compensation Actually Paid

The following charts detail the relationship of our TSR relative to our peer group as well as the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs and our (i) cumulative TSR and cumulative TSR of our peer group; (ii) net income; and (iii) FFO, as adjusted per share. All dollar amounts are in thousands, except per share and TSR amounts:

Financial Performance Measures

The following are the most important financial performance measures that were used to link NEO “compensation actually paid” to company performance in 2024:

Most Important Financial Performance Measures
FFO, as adjusted per share (1)
Same-store Revenue growth (1)
Same-store Expense growth (1)
TSR relative to TSR of our peer group

(1)	See Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

OWNERSHIP OF COMPANY SHARES

The following table lists the number of common shares beneficially owned and the percentage of ownership by each of our Trustees, each of our NEOs, our Trustees and NEOs as a group, and each person or group known to us to be holding more than 5% of our common shares. The number of shares and percentage of ownership is based on 228,933,157 common shares outstanding on March 21, 2025. In general, "beneficial ownership" includes those common shares that a shareholder has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each Trustee and NEO listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Beneficial Owner	Common Shares (1)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (2)
Trustees			
Piero Bussani	61,966		*
Jit Kee Chin	6,682		*
Dorothy Dowling	27,598		*
John W. Fain	41,878		*
Jair K. Lynch	7,465		*
John F. Remondi	70,969		*
Jeffrey F. Rogatz	51,114		*
Deborah R. Salzberg	34,247		*
NEOs			
Christopher P. Marr	838,124	1,388,687	*
Timothy M. Martin	334,698	404,665	*
Jeffrey P. Foster	192,990	216,059	*
Joel D. Keaton	80,836	68,943	*
Jennifer L. Schulte	14,353	23,702	*
Trustees and NEOs as a group (13 persons)	1,762,920	2,102,056	1.69%
5% Owners			
The Vanguard Group, Inc. (3)	31,507,111		13.76%
BlackRock, Inc. (4)	28,460,649		12.43%
FMR LLC (5)	13,367,234		5.84%
State Street Corporation (6)	11,473,141		5.01%

* Less than one percent (1%)

(1) Does not include phantom shares held by Mr. Marr (5,583), Mr. Martin (21,512) and Ms. Schulte (926) in deferred compensation plans of the Company, which are payable in cash after the NEO ceases service with the Company.

(2) Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 21, 2025 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

59

OWNERSHIP OF COMPANY SHARES (3) Based on information provided by The Vanguard Group - 23-1945930 (“Vanguard”) in a Schedule 13F filed with the SEC on February 11, 2025. Vanguard has shared voting power with respect to 226,944 of these shares, sole dispositive power with respect to 31,013,807 of these shares and shared dispositive power with respect to 493,304 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. (4) Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on November 8, 2024. BlackRock has sole voting power with respect to 26,933,403 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001. (5) Based on information provided by FMR LLC (“FMR”) in a Schedule 13G/A filed with the SEC on February 12, 2025. FMR has sole voting power with respect to 13,094,580 of these shares, and sole dispositive power with respect to all of these shares. The address of FMR is 245 Summer Street, Boston, MA 02210. (6) Based on information provided by State Street Corporation ("State Street") in a Schedule 13G filed with the SEC on February 5, 2025. State Street has shared voting power with respect to 9,247,279 of these shares and shared dispositive power with respect to 11,473,141 of these shares. The address of State Street is One Congress Street, Boston, MA 02206. 60

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN Introduction The Amended and Restated CubeSmart 2007 Equity Incentive Plan (the “Plan”) was most recently approved by our shareholders, following adoption by our Board, on June 1, 2016. The Plan was originally approved by our shareholders, following adoption by our Board, on May 8, 2007. The Plan allows us to offer incentives to attract, retain and reward our officers, employees, contractors and trustees. The Board also believes that the Plan enhances the focus of our employees and trustees on our long-term goals and objectives and promotes a shared interest with our shareholders of increasing shareholder value. Our Board has adopted, subject to shareholder approval, an amendment and restatement of the Plan (the “Amendment”). The primary purpose of the Amendment to the Plan is to increase the number of common shares available for award under the Plan by adding 5,000,000 shares to the Plan. The Amendment also extends the Plan term to May 20, 2035 (i.e., the 10th anniversary of its approval by the shareholders, assuming such approval) and increases the limit on the number of shares that may be awarded under incentive stock options per the requirements of Section 422 of the Code. As of March 21, 2025: (i) 94,711 common shares remained available for future awards under the Plan; (ii) 438,338 unvested restricted share awards (including 178,414 outstanding performance units assuming target performance) were outstanding under the Plan; and (iii) 3,225,309 common shares were subject to outstanding options under the Plan (with the outstanding options having a weighted average exercise price of $37.88 per share and a weighted average term to maturity of 6.10 years). As stated above, if Proposal 2 is approved, 5,000,000 additional shares would be made available for award under the Plan. As a result, these additional shares, together with the 94,711 shares that currently remain available for future awards under the Plan plus any common shares restored to availability upon expiration or forfeiture of currently outstanding options or restricted share awards, as described above, would constitute the “Aggregate Share Reserve.” If Proposal 2 is approved we will have received, since the inception of the Plan, approval to grant, in the aggregate, 18,000,000 shares under the Plan. Under the terms of the Amendment, all 18,000,000 shares may be used for awards of incentive stock awards that are intended to comply with the requirements of Section 422 of the Code. The Plan provides that any common shares made the subject of awards under the Plan will count against the Aggregate Share Reserve as one (1) unit. The Aggregate Share Reserve and the computation of the number of common shares available for issuance would be subject to adjustment upon certain corporate transactions or events, as specified in the Plan, including share splits, reverse share splits and recapitalizations. The number of shares counted against the Aggregate Share Reserve includes the full number of shares subject to the award, and is not reduced in the event shares are withheld to fund withholding tax obligations, or, in the case of options and share appreciation rights, where shares are applied to pay the exercise price. If an option or other award granted under the Plan expires, is forfeited or otherwise terminates, the common shares subject to any portion of the award that expires, is forfeited or that otherwise terminates, as the case may be, will again become available for the issuance under the Plan. Subject to adjustment upon certain corporate transactions or events, a participant (other than a non-employee trustee) may not receive awards, as described above in any one calendar year covering more than 1,000,000 shares. Thus, under this provision, as many as 1,000,000 shares can be the subject of option grants to any one person in any year. Subject to adjustment upon certain corporate transactions or events, a non-employee trustee may not receive awards, as described above in any one calendar year covering more than 250,000 shares. Common shares distributed under our Plan may be treasury shares or authorized but unissued shares. We intend to register the additional common shares that would be available for awards under the Plan on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval of the increase. As of March 21, 2025, 228,933,157 common shares were outstanding and an additional 1,142,205 common shares were issuable upon exchange or conversion of outstanding units in our operating partnership. The closing price of our 61

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN common shares on the NYSE on March 21, 2025 was $41.61. When deciding on the number of shares to be available for awards under the Plan, the Board considered a number of factors, including the number of shares currently available under the Plan, our past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our shareholders and shareholder advisory firms. Dilution Analysis As of March 21, 2025, the Company’s capital structure consisted of 228,933,157 shares of common stock outstanding. As described above, 94,711 shares remain available for grant of awards under the Plan as of March 21, 2025. The proposed share authorization is a request for 5,000,000 additional shares to be available for awards under the Plan. The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 5,000,000 additional shares to be available for awards under the Plan. The additional 5,000,000 shares represent 2.18% of fully diluted shares of Company common stock, including all shares that will be authorized under the Plan, as described in the table below. The Board believes that the increase in shares of common stock under the Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, and that equity awards are an important component of our executive compensation program. Share Allocation: Voting Power Dilution (1) Additional shares 5,000,000 2.18% Available shares 94,711 0.04% Outstanding shares 3,663,647 1.60% Total shares 8,758,358 3.83% (1) Based on 228,933,157 fully diluted common shares outstanding as of March 21, 2025. The fully diluted shares in the foregoing table consist of the shares outstanding as of March 21, 2025 plus the total potential overhang under the Plan. The outstanding full value awards in the foregoing table are measured at target for the outstanding performance-based awards. Certain performance-based awards can be paid at 0% to 200% of target. All dividend equivalent rights are paid in shares. Based on our current equity award practices, the Board estimates that the authorized shares under the Plan (assuming approval of this Proposal 2) may be sufficient to provide us with an opportunity to grant equity awards for approximately five years, in amounts determined appropriate by the Board, which will administer the Plan (as discussed below). This is only an estimate, and circumstances could cause the Aggregate Share Reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common shares, the mix of cash, stock options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years. If this Proposal 2 is not approved by shareholders, the Plan as in effect before the Amendment will continue in effect, but we will have insufficient shares to continue our equity award programs, and the Plan by its terms will expire on, and no further awards may be made after, June 1, 2026. Burn Rate The table below sets forth the following information regarding the awards granted under the Plan and all predecessor employee and non-employee trustee equity compensation plans of ours: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows: 62

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN

Year	Options Granted	Full-Value Shares Granted (1)	Total Granted	Weighted Average # of Common Shares Outstanding	Burn Rate
2024	401,075	190,865	591,940	226,353,000	0.26%
2023	408,650	190,540	599,190	225,424,000	0.27%
2022	324,840	126,304	451,144	224,928,000	0.20%

(1) Includes time-based restricted shares and performance units. Assumes target performance for performance units granted in a year.

The burn rate means that we used an annual average of 0.24% of the weighted average shares outstanding for awards granted over the past three years under the Plan.

In the opinion of our Compensation Committee and Board, an increase in the number of shares available for awards is necessary as a part of our continuing commitment to attract, retain and reward our employees, contractors and trustees and to promote a shared interest with our shareholders of increasing shareholder value.

The following is a brief description of the Plan. The full text of the Plan as amended and restated by the Amendment is included in this proxy statement as Appendix B and the following description is qualified in its entirety by reference to Appendix B.

General

Administration. The Plan shall be administered by the Board of Trustees (our "Board") unless the Board delegates all or a portion of its responsibilities to the Compensation Committee. References in this summary to the Board should be deemed to refer to the Compensation Committee to the extent the Board delegates authority to the Compensation Committee. Designations, determinations, interpretations and other decisions with respect to the Plan by the Board shall be final, conclusive and binding upon all persons, including the Company, any subsidiary or affiliate and any participant. Grants may be made under the Plan with such terms and conditions, not inconsistent with the Plan, as may be imposed by the Board. The Board has wide discretion and flexibility to administer the Plan in the manner it determines is in our best interests. For example: (a) awards may be made in various combinations and subject to various conditions, restrictions and limitations; (b) the terms and conditions of awards need not be the same with respect to each participant; (c) the Board may determine the terms and conditions that shall apply to any award upon a participant's death, disability or retirement or upon a termination of employment; and (d) subject to the terms of the Plan, the Board may provide for the acceleration of vesting of any award in the event of a change in control in the Company. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the Board may exercise its broad authority in administering the Plan.

Participants. Persons eligible to participate in the Plan include our employees or employees of any of our subsidiaries or affiliates, including our executive officers, our consultants, and our trustees. Currently, we have approximately 3,100 employees, including five named executive officers, and nine independent trustees who will be eligible participants. The Board has full power and authority in its discretion to designate those persons who will receive awards under the Plan.

Benefits to be Received. Because persons to whom awards may be made are to be determined from time to time by the Board or our Compensation Committee in its discretion, it is not possible at this time to indicate the precise number, name or positions of persons who will receive future awards or the nature and terms of future awards. See "Trustee Compensation" for information about equity awards made under the Plan to our independent Trustees as part of their annual compensations. For information about awards made in 2024 under the Plan to our NEOs, see "Named Executive Officer Compensation—Grants of Plan-Based Awards."

As of March 21, 2025, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current Equity Plan: Christopher P. Marr, 1,766,699; Timothy M. Martin,

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PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN 537,138; Joel D. Keaton, 111,330; Jeffrey P. Foster, 277,978; Jennifer L. Schulte, 55,924; all current executive officers as a group, 2,749,069; all current Trustees who are not executive officers as a group, 0; each nominee for election as a director other than Mr. Marr, 0; each associate of any of such directors, executive officers or nominees, 0; each other person who received 5% of the options, 0; and all employees of the Company, including all current officers who are not executive officers, as a group, 476,240. Share Limitations. The aggregate maximum number of our common shares that may be issued under the Plan (taking into account awards since inception of the Plan in 2007) is 18,000,000, which represents an increase of 5,000,000 shares made by the Amendment, subject to shareholder approval. All 18,000,0000 may be granted as incentive stock options intended to comply with Section 422 of the Code. The maximum number of shares underlying awards that may be granted to an individual participant during any calendar year is 1,000,000. Each of these limitations is subject to adjustments that may be made in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization. Common shares that relate to grants that expire, are forfeited or otherwise terminate will again be available for grant. Common shares that are deliverable under the Plan may consist of authorized and unissued common shares or of treasury shares. Types of Awards The Plan permits the grant of the following awards: • Stock options, both incentive stock options and nonqualified stock options • share appreciation rights • restricted shares and restricted share units • performance awards • other share-based awards • non-employee trustee awards The Board, in its sole discretion, may grant awards alone, in addition to, or in any combination with any other award granted under the Plan. Stock Options and Share Appreciation Rights. The Board may award both incentive stock options and nonqualified stock options under the Plan. The Plan requires that the purchase price for stock options or share appreciation rights equal at least one hundred percent of the fair market value of our common shares on the date of grant. Subject to the terms of the Plan, stock options or share appreciation rights will be exercisable at such time or times as determined by the Board. Options granted as incentive stock options must also comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. Share appreciation rights may be awarded with or without a related stock option. A share appreciation right entitles the holder to receive, with respect to each common share subject to the exercise, an amount determined by the Board and specified in an award agreement. In the absence of such determination, the holder shall be entitled to receive, with respect to each common share subject to the exercise, a payment equal to the difference between the fair market value on the date of exercise and the fair market value of such shares on the date of grant. Payment of the purchase price of stock options and share appreciation rights may be made in cash or cash equivalents, or, at the discretion of the Board, by transfer or attestation to ownership of common shares owned by the participant. Subject to applicable securities laws, a stock option may also be exercised by delivering a notice of exercise of the stock option and simultaneously selling the common shares pursuant to a brokerage or similar agreement, using the proceeds of such sale as payment of the purchase price for the stock option. If a stock option or any portion thereof is exercised, the shares issued upon exercise will not be available for future awards. Until the shares subject to a stock option exercise are delivered to a participant, the participant has no rights as a shareholder with respect to such common shares. Notwithstanding the foregoing, no portion of stock options or share appreciation rights shall vest over a period that is not less than one year from the date of grant. An award agreement may provide for accelerated vesting without 64

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN regard to the minimum vesting period in connection with a participant’s death or disability, or in the event of (i) a change in control of us or one of our subsidiaries or (ii) in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization. In addition, up to five percent of the shares subject to the Aggregate Share Reserve, which may include, without limitation, awards to non-employee trustees of the Board, may be subject to awards that are not subject to the foregoing vesting restriction. Restricted Shares and Restricted Share Units. The holder of restricted shares will own common shares subject to restrictions imposed by the Board, including performance or other conditions, and subject to forfeiture if the holder does not satisfy certain requirements, including, for example, remaining in continuous employment with us for a specific period of time. Unless otherwise provided in the award agreement, the grantee shall have the right to vote the restricted shares, and may have the right to receive dividends prior to the lapsing of transfer restrictions. The grantee shall not be entitled to delivery of the share certificate until the transfer restrictions lapse, after which a share certificate for the appropriate number of common shares, free of the restrictions and restrictive legend, shall be delivered to the participant. The holder of restricted share units shall have the right, subject to any restrictions imposed by the Board, to receive a cash payment equal to the fair market value of those shares at some future date determined by the Board, or to receive common shares, other securities or other property, as the Board shall determine in its sole discretion. The award agreement will specify whether a participant will be entitled to receive dividend rights on the vested and unvested restricted share units. Except as otherwise determined by the Board, the restricted shares and restricted share units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the restricted period or until after the fulfillment of any other restrictive conditions, and all of the restricted shares that have not vested shall be forfeited and all rights of the grantee to such restricted shares shall terminate unless the grantee remains in our continuous employment for the duration of the restricted period. Subject to the terms of the Plan, the Board may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted share and restricted share units. Notwithstanding the foregoing, no portion of restricted share and restricted unit awards will vest over a period that is not less than one year from the date of grant. An award agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, or in the event of (i) a change in control of us or one of our subsidiaries or (ii) in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization. In addition, up to five percent of the shares subject to the Aggregate Share Reserve, which may include, without limitation, awards to non-employee trustees of the Board, may be subject to awards that are not subject to the foregoing vesting restriction. Performance Awards. Performance awards may be denominated in cash or shares, including restricted shares and restricted share units, shall be valued in accordance with the achievement of performance goals during a specified performance period, and payable at such time and in such form as specified, each as determined by the Board. The Board determines the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards are subject to forfeiture in the event of termination of employment prior to the end of any performance period, other than for reasons of death or disability. Other Share-Based Awards. Under the Plan, the Board may also, at its discretion, grant an award of common shares or an award denominated or payable in, valued in whole or in part by reference to, or based upon, our common shares. The terms and conditions of such grants, including any performance-related criteria or other restrictions on payout that the Board deems appropriate, will be determined by the Board in its sole discretion. Non-Employee Trustee Awards. The Board may provide that all or a portion of trustee compensation be payable in the form of nonqualified stock options, restricted shares, restricted share units and/or other share-based awards, shall determine the terms and conditions of any such awards, and shall have full power and authority in its discretion to administer such awards subject to the terms of the Plan and applicable law. 65

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN Change of Control In the event of a change in control, the Board will take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Board may determine that outstanding stock options and share appreciation rights will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding restricted share awards, restricted share unit awards, performance awards and other share based awards will immediately lapse; provided that if the vesting of any such awards is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested upon a change in control shall be calculated; (ii) the Board may determine that participants will receive a payment in settlement of outstanding restricted share unit awards, performance awards and other share based awards in such amount and form as may be determined by the Board; (iii) the Board may require that participants surrender their outstanding stock options and share appreciation rights in exchange for a payment by us, in cash, shares or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Board, in an amount equal to the amount, if any, by which the then per share fair market value of the shares subject to the participant’s unexercised stock options and share appreciation rights exceeds the applicable exercise price; (iv) after giving participants an opportunity to exercise all of their outstanding stock options and share appreciation rights, the Board may terminate any or all unexercised stock options and share appreciation rights at such time as the Board deems appropriate; and (v) if we are the surviving corporation and ultimate parent company, the Board may determine that the awards will be continued. Any surrender, termination or payment shall take place as of the date of the change in control or such other date as the Board may specify. Without limiting the foregoing, if the per share fair market value of the shares subject to the participant’s unexercised stock options and share appreciation rights does not exceed the applicable exercise price, we will not be required to make any payment to the participant upon surrender of the stock option or share appreciation right. If we are the surviving corporation and ultimate parent company and the Board determines to continue awards, if a participant’s employment or service is terminated by us without cause upon or within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of such termination; provided that if the vesting of any such awards is based, in whole or in part, on performance, the award will vest based on the greater of (i) actual performance and (ii) target performance. Under the Plan, “change in control” means: • Any individual, entity or group, other than us or an employee benefit plan sponsored by us or one of our subsidiaries, becomes the beneficial owner of more than 35% of our voting stock; • As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of our then outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or such other corporation or entity after such transaction are held in the aggregate by the holders of our securities entitled to vote generally in the election of our trustees immediately prior to such transaction; • during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each trustee first elected during such period was approved by a vote of at least two-thirds (2/3rds) of our trustees then still in office who were (a) our trustees at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the Board, or (2) designated by a person who has entered into an agreement with the Company to effect a transaction described in the two bullets above or in the two bullets below; • Consummation of a sale of all or substantially all of our assets to any person (other than a transfer to one of our subsidiaries); or • A complete liquidation or dissolution of the company. 66

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN Certain Federal Income Tax Consequences The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to our company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations, each as in effect on the date of this proxy statement, and is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws. Under the Code, a participant receiving a stock option does not realize income upon the grant of the option. However, a participant will realize income at the time of exercise (except for options that are incentive stock options) in the amount of the difference between the option price and the fair market value on the date of exercise. In the case of incentive stock options, although no income is realized upon exercise and we are not entitled to a deduction, the difference between the fair market value on the date of exercise and the exercise price is treated by the participant as an item of tax preference for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt (and within two years after the grant of the option), gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value on the date of exercise and the exercise price, and any balance of the participant's gain upon such a disposition will be taxed as short-term or long-term capital gain, as the case may be. In the case of freestanding share appreciation rights or tandem share appreciation rights, the participant will not realize any income at the time of grant. Upon the exercise of either a tandem share appreciation right or a freestanding share appreciation right, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. A participant generally will not have taxable income upon the grant of restricted shares, restricted share units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant. The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms of each award. In each of the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including the deduction limits under Section 162(m) of the Code. Grants made under the Plan are subject to applicable tax withholding by us, which may, to the extent permitted by the Board, be satisfied by the withholding of shares deliverable under the Plan. We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect. Amendment Unless earlier terminated by the Board, the Plan will terminate on, and no further awards may be granted after May 20, 2035 (i.e., the 10th anniversary of the date that the Amendment was approved by the shareholders, assuming such approval). Any outstanding awards at that time will remain outstanding in accordance with their terms. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time, except that no such action may (a) be made without shareholder approval, to the extent such approval is required by tax or regulatory requirements; (b) increase the maximum number of shares that may be issued other than as provided in the Plan as originally adopted; or (c) permit an option to be granted at an exercise price less than one hundred percent of the fair market value on the date of grant. In addition, we may not amend the terms of outstanding awards to reduce the exercise price of outstanding stock 67

PROPOSAL 2 – AMEND AND RESTATE EQUITY INCENTIVE PLAN options or the base amount of outstanding share appreciation rights or to cancel outstanding stock options or share appreciation rights in exchange for cash, other awards, stock options with an exercise price that is less than the exercise price of the original stock options or share appreciation rights with a base amount that is less than the base amount for the original share appreciation rights, without shareholder approval. Recoupment All awards under the Plan will be subject to the Clawback Policy. Vote Required and Recommendation of the Board of Trustees Approval of amending and restating Amended and Restated CubeSmart 2007 Equity Incentive Plan requires the affirmative vote of a majority of all votes cast on this proposal. For purpose of this vote, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. The Board unanimously recommends that shareholders vote in favor of the proposal to amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan. The following table sets forth certain information regarding our equity compensation plans as of December 31, 2024. Plan Category Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) Weighted-average exercise price of outstanding options, warrants and rights (b) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) Equity compensation plans approved by shareholders 2,816,466 $37.16 (1) 687,537 Equity compensation plans not approved by shareholders — — — Total 2,816,466 $37.16 687,537 (1) This number reflects the weighted average exercise price of outstanding options and has been calculated exclusive of outstanding restricted unit awards. 68

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM The Audit Committee of the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025. KPMG LLP has acted as our independent registered public accounting firm since 2009. The Board asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by the Bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Vote Required and Recommendation of the Board Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal, and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast. The Board unanimously recommends that shareholders vote in favor of the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2025. 69

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2023 Annual Meeting of Shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. Our Board adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board. As described in detail under the heading “Compensation Discussion & Analysis” our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our NEOs are rewarded for the achievement of specific strategic and corporate goals and the realization of increased shareholder value. Please read the “Compensation Discussion & Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our NEOs. We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation. Instead, it addresses the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the 2024 Summary Compensation Table and the other related tables and disclosures.” Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, it is not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board unanimously recommends that shareholders vote in favor of the approval of our executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. 70

POLICIES REGARDING TRANSACTIONS WITH RELATED PERSONS Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board is made aware of the interest and a majority of the disinterested Trustees approve or ratify the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us. During 2024 and as of the date of this proxy statement, the Company has not entered into any such transactions with a related person. As set forth in our Corporate Governance Guidelines, the Board adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest. Pursuant to its charter, our Corporate Governance & Nominating Committee is responsible for reviewing transactions and arrangements with our Trustees and making a recommendation to the Board concerning such transactions and arrangements. The Corporate Governance & Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and NEOs. General Related Party Transaction Procedures The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or NEOs may have a direct or indirect interest that, while not technically required to be approved by the disinterested Trustees under our Declaration of Trust or our Corporate Governance Guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance & Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance & Nominating Committee, and, if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and NEOs to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chair of the Corporate Governance & Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance & Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance & Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction based on whether the transaction is fair, reasonable, and in our best interests, and, if so, whether the proposed transaction requires approval by the disinterested members of the Board. 71

INFORMATION ABOUT VOTING AND PROXY MATERIALS Questions and Answers About Voting Who is entitled to vote at the Annual Meeting? Only holders of record of our common shares at the close of business on March 21, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting. As of the record date, there were 228,933,157 common shares outstanding. Who can attend the Annual Meeting? All holders of our common shares at the close of business on March 21, 2025, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 21, 2025, or a legal proxy from your broker. What will constitute a quorum at the Annual Meeting? A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 21, 2025 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but will not be voted with respect to that matter. How do I vote my shares that are held by my bank or broker? If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the NYSE, your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 2 or 4. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 3. What is a broker non-vote? A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that are member firms of the NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Proposal 1, the election of trustees, is not considered to be a “routine” matter under the NYSE rules. Proposal 2, to amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan, is not considered a “routine” matter under the NYSE rules. Proposal 3, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules. Proposal 4, an advisory non-binding resolution on our executive compensation, is not considered to be a “routine” matter under the NYSE rules. What vote is required to approve each proposal? Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on 72

INFORMATION ABOUT VOTING AND PROXY MATERIALS each matter to be voted upon at the Annual Meeting. Shareholders have no cumulative voting rights. Although the advisory vote on Proposal 4 is non-binding, as provided by law, our Board will review the results of the votes and, consistent with our record of shareholder engagement, will take the results into account in determining executive compensation and in determining the frequency of holding an advisory vote on our executive compensation. Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee. Proposal 2: Amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan. Approval requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal). Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Proposal 3: Ratification of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Proposal 4: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Who counts the votes? We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. We have also appointed an inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots. How do I vote if I am the record holder of my shares? If you are a shareholder of record, there are several ways for you to vote your common shares at the Annual Meeting: Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided. Your vote must be received by us not later than 8:00 a.m. Eastern time on the date of the Annual Meeting. Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to 73

INFORMATION ABOUT VOTING AND PROXY MATERIALS vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card. In Person Attendance. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting. May I change my vote after I return my proxy? Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to: Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. How are proxy votes counted? If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “For” the election of all nominees for our Board named in this proxy statement, “For” the amendment and restatement of the Amended and Restated CubeSmart 2007 Equity Incentive Plan, “For” the ratification of KPMG LLP as our independent registered public accounting firm, “For” the approval on an advisory basis of our executive compensation, and as recommended by our Board with regard to any other matters which may properly come before the Annual Meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote your shares in their discretion on such matter. What does it mean if I receive more than one proxy card? If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date, and return each proxy card to assure that all of your shares are voted. Who pays the costs of soliciting proxies? We will pay the costs of soliciting proxies. We have hired Georgeson Inc. to serve as our proxy solicitors at a cost of $10,500. In addition to soliciting proxies by mail, our officers, Trustees, and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians, and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses. How can I find out the results of the voting at the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. Final voting results for Proposals 1 through 4 will be reported in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. How can I obtain the Company’s Annual Report on Form 10-K? A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available electronically on our website at http://investors.cubesmart.com/sec-filings/documents/default.aspx. Our 2024 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material. If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2024 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the 74

INFORMATION ABOUT VOTING AND PROXY MATERIALS SEC’s homepage at www.sec.gov. Whom should I contact if I have any questions? If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 956-1755. Householding of Proxy Materials If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, Attention: Secretary (telephone number: 610-535- 5000). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner. 75

OTHER MATTERS Other Matters to Come Before the 2025 Annual Meeting No matters are expected to be presented for a shareholder vote at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in this proxy statement will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion. Shareholder Proposals and Nominations for the 2026 Annual Meeting Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next Annual Meeting of Shareholders must be received at our principal executive offices no later than December 5, 2025. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a nominee to the Board included in the proxy materials of the Board (a “proxy access nominee”) for the 2026 Annual Meeting, such nomination must comply with the advance notice provisions and other requirements of Article II, Section 17 of the Bylaws and any applicable regulations of the SEC concerning the submission and content of proxy access nominations. These notice provisions require, among other things, that nominations of proxy access nominees to be considered by the shareholders for the 2026 Annual Meeting must be received no earlier than the close of business on November 5, 2025, and no later than the close of business on December 5, 2025. In addition, any shareholder who wishes to propose a nominee to the Board (other than a proxy access nominee) or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require, among other things, that nominations of persons for election to the Board (other than a proxy access nominee) and the proposal of business to be considered by the shareholders for the 2026 Annual Meeting must be received no earlier than the close of business on December 5, 2025, and no later than 5:00 p.m. Eastern time on January 4, 2026. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 4, 2025 76

APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES FFO and FFO, as adjusted Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, as amended and restated, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a key performance indicator in evaluating the operations of our stores. Given the nature of our business as a real estate owner and operator, we consider FFO a key measure of our operating performance that is not specifically defined by accounting principles generally accepted in the United States. We believe that FFO is useful to management and investors as a starting point in measuring our operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements. FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition-related costs, gains or losses from early extinguishment of debt, and non-recurring items, which we believe are not indicative of the Company’s operating results. We present FFO, as adjusted because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from FFO, as adjusted are not indicative of our ongoing operating results. We also believe that investors, analysts and other stakeholders consider our FFO, as adjusted (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute FFO, as adjusted in the same manner as we do, and may use different terminology, our computation of FFO, as adjusted may not be comparable to FFO, as adjusted reported by other REITs or real estate companies. 77

APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles net income attributable to the Company's common shareholders to FFO and FFO, as adjusted.

	For the year ended December 31,				
	2024	2023	2022	2021	2020
Net income attributable to the Company's common shareholders	$ 391,180	$ 410,757	$ 291,263	$ 223,482	$ 165,621
Add (deduct):					
Real estate depreciation and amortization:					
Real property	199,250	194,845	305,845	226,599	152,897
Company's share of unconsolidated real estate ventures	8,170	8,446	9,320	8,510	7,430
Gains from sale of real estate, net [1]	-	(1,477)	(45,705)	(56,181)	(6,710)
Net income attributable to noncontrolling interests in the Operating Partnership	2,159	2,535	1,931	7,873	1,825
FFO attributable to the Company's common shareholders and third-party OP unitholders	$ 600,759	$ 615,106	$ 562,654	$ 410,283	$ 321,063
(Deduct) add:					
Gain on involuntary conversion [2]	-	(4,827)	-	-	-
Loss on early repayment of debt [3]	-	-	-	20,884	18,020
Transaction-related expenses [4]	-	-	10,546	14,986	-
Loan forgiveness income [5]	-	-	-	(1,546)	-
Bridge loan fee [6]	-	-	-	4,000	-
Property damage related to hurricane, net of expected insurance proceeds	-	(844)	1,266	-	-
FFO, as adjusted, attributable to the Company's common shareholders and third-party OP unitholders	$ 600,759	$ 609,435	$ 574,466	$ 448,607	$ 339,083
Weighted average diluted shares outstanding	227,150	226,241	225,881	205,009	194,943
Weighted average diluted units outstanding owned by third parties	1,250	1,393	1,521	7,117	2,137
Weighted average diluted shares and units outstanding	228,400	227,634	227,402	212,126	197,080

(1) The years ended December 31, 2023, 2022 and 2021 included gains of $1.7 million, $45.7 million and $23.5 million, respectively, related to sales of real estate within the Company's unconsolidated real estate ventures.

(2) Relates to a store that was subject to an involuntary conversion by the Department of Transportation of the State of Illinois.

(3) For the year ended December 31, 2021, $20.0 million relates to a prepayment premium and $0.3 million relates to a write-off of unamortized loan procurement costs associated with the Company's redemption, in full, of its 2023 Notes on December 23, 2021. Additionally, for the year ended December 31, 2021, $0.6 million relates to the Company's share of debt modification costs within the Company's unconsolidated real estate ventures. For the year ended December 31, 2020, loss on early extinguishment of debt relates to a $17.6 million prepayment premium and a $0.4 million write-off of unamortized loan procurement costs associated with the Company's redemption, in full, of its 2022 Notes on October 30, 2020.

(4) For the year ended December 31, 2022, transaction-related expenses include severance expenses ($10.3 million) and other transaction expenses ($0.2 million). For the year ended December 31, 2021, transaction-related expenses include severance expenses ($14.8 million) and other transaction expenses ($0.2 million). Prior to our acquisition of LAACO, Ltd. on December 9, 2021, the predecessor company entered into severance agreements with certain employees, including members of their executive team. These costs were known to us and the assumption of the obligation to make these payments post-closing was contemplated in our net consideration paid in the transaction. In accordance with GAAP, and based on the specific details of the arrangements with the employees prior to closing, these costs are considered post-combination compensation expenses.

(5) The Company assumed a Paycheck Protection Program loan in conjunction with the LAACO transaction. This

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APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES 79 loan was subsequently forgiven by the Small Business Administration. (6) Relates to a nonrefundable commitment fee to obtain bridge financing in the event that the Company's November 2021 senior note offerings were delayed, or could not be executed, in advance of the LAACO transaction. Upon issuance of the senior notes, the bridge financing commitment expired and the fee was fully amortized. NOI We define net operating income, which we refer to as “NOI”, as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP. We use NOI as a measure of operating performance at each of our stores, and for all of our stores in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. We believe NOI is useful to investors in evaluating our operating performance because: • it is one of the primary measures used by our management and our store managers to evaluate the economic productivity of our stores, including our ability to lease our stores, increase pricing and occupancy and control our property operating expenses; • it is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and • it helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of our basis in our assets from our operating results. There are material limitations to using a measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income. See below under “Same-Store Results” for a reconciliation of NOI to net income attributable to the Company’s common shareholders.

APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES

Same-Store Results

We consider our same-store portfolio to consist of only those stores owned (or partially owned and consolidated) and operated on a stabilized basis at the beginning and at the end of the applicable years presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self-storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without considering the effects of acquisitions, developments or dispositions. As of December 31, 2024, we owned 598 same-store properties and 33 non same-store properties. The non same-store property portfolio results include 2023 and 2024 acquisitions, dispositions, newly developed stores, stores with a significant portion of net rentable square footage taken out of service or stores that have not yet reached stabilization as defined above.

The following table compares our same-store and other results for the years ended December 31, 2024 and 2023 and reconciles our same-store results to net income attributable to the Company's common shareholders.

	Same-Store Property Portfolio		Non Same-Store Property Portfolio		Other/Eliminations		Total Portfolio	
	2024	2023	2024	2023	2024	2023	2024	2023
Revenues:								
Rental income	$ 886,464	$ 894,926	$ 24,697	$ 17,073	$ -	$ -	$ 911,161	$ 911,999
Other property related income	42,614	38,988	2,082	1,254	68,950	61,551	113,646	101,793
Property management fee income	-	-	-	-	41,424	36,542	41,424	36,542
Total revenues	929,078	933,914	26,779	18,327	110,374	98,093	1,066,231	1,050,334
Operating Expenses:								
Property operating expenses	262,082	250,030	9,514	6,778	46,154	37,972	317,750	294,780
Net Operating Income (NOI)	666,996	683,884	17,265	11,549	64,220	60,121	748,481	755,554
Depreciation and amortization							205,703	201,238
General and administrative							59,663	57,041
Subtotal							265,366	258,279
Other (expense) income								
Interest:								
Interest expense on loans							(90,820)	(93,065)
Loan procurement amortization expense							(4,067)	(4,141)
Equity in earnings of real estate ventures							2,499	6,085
Other							1,158	6,281
Total other expense							(91,230)	(84,840)
Net income							391,885	412,435
Net income attributable to noncontrolling interests in the Operating Partnership							(2,159)	(2,535)
Net loss attributable to noncontrolling interests in subsidiaries							1,454	857
Net income attributable to the Company's common shareholders							$ 391,180	$ 410,757

80

81 APPENDIX B – AMENDED AND RESTATED EQUITY INCENTIVE PLAN (AS PROPOSED)

Table of Contents Tab No. Section 1. Purpose .............................................................................................................. 1 Section 2. Definitions ......................................................................................................... 1 Section 3. Administration .................................................................................................. 5 Section 4. Shares Available for Awards ............................................................................ 7 Section 5. Eligibility .......................................................................................................... 8 Section 6. Stock Options and Share Appreciation Rights .................................................. 8 Section 7. Restricted Shares and Restricted Share Units ................................................. 10 Section 8. Performance Awards ....................................................................................... 12 Section 9. Other Share-Based Awards ............................................................................. 12 Section 10. Non-Employee Trustee Awards ...................................................................... 13 Section 11. Termination of Employment ........................................................................... 13 Section 12. Change in Control ........................................................................................... 13 Section 13. Amendment and Termination ......................................................................... 14 Section 14. General Provisions .......................................................................................... 15 Section 15. Term of The Plan ............................................................................................ 18

AMENDED AND RESTATED CUBESMART 2007 EQUITY INCENTIVE PLAN (As amended and restated effective May 20, 2025) Section 1. Purpose. This plan shall be known as the “Amended and Restated CubeSmart 2007 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of CubeSmart, a Maryland real estate investment trust (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and trustees of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. Section 2. Definitions. (a) Rules of Construction. As used in this Plan: (i) unless otherwise specified, all defined terms in the singular shall have comparable meanings when used in the plural and vice-versa; (ii) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require; (iii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” whether or not such phrase is included therein; (iv) unless otherwise specified in the computation of a period of time from a date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”; and (v) references to all documents, contracts, agreements or instruments shall include any and all supplements and amendments thereto. (b) Definitions. Subject to the provisions of Section 2(a) above, all initially capitalized words and phrases used in this Plan have the following meanings: “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, including CubeSmart, L.P., a Delaware limited partnership, in each case as designated by the Board as being a participating employer in the Plan. “Award” shall mean any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Award, Other Share-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Board pursuant to such terms, conditions, restrictions and limitations, if any, as the Board may establish or that are required by applicable legal requirements. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.

2 “Board” shall mean the Board of Trustees of the Company. “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant. “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the Trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Trustees of the Company immediately prior to such transaction; (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders of each Trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of the Company then still in office who were (a) Trustees of the Company at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election or proxy contest by or on behalf of a Person other than the Board, or (2) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below; (iv) a complete liquidation or dissolution of the Company; or (v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary). “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

3 “Committee” shall mean the Compensation Committee of the Board. “Company” shall have the meaning set forth in Section 1 above. “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates. “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder. “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price during regular trading hours of the Shares on the New York Stock Exchange, or any other exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price during regular trading hours on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board in its sole discretion. “Family Member” shall mean a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the grantee, any person sharing the grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the grantee) control the management of assets, and any other entity in which one or more of these persons (or the grantee) own more than fifty percent (50%) of the voting interests. “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or Section 10 of the Plan and is not intended to be an Incentive Stock Option. “Non-Employee Trustee” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate. “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option. “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

4 “Other Share-Based Award” shall mean any Award granted under Section 9 or Section 10 of the Plan. “Participant” shall mean any Employee, Trustee, Consultant or other person who receives an Award under the Plan. “Performance Award” shall mean any Award granted under Section 8 of the Plan. “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity. “Plan” has the meaning set forth in the Section 1 above. “Restricted Share” shall mean an award of Shares that is subject to the terms contained in Section 7 of the Plan. “Restricted Share Unit” shall mean a contractual right to be issued one (1) Share (or cash or other property equal to the Fair Market Value of one (1) Share) pursuant to the terms of Section 7 of the Plan. Each Restricted Share Unit represents an unfunded and unsecured obligation of the Company. “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Shares” shall mean shares of the common shares, $0.01 par value, of the Company. “Share Appreciation Right” or “SAR” shall mean a share appreciation right granted under Section 6 or Section 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the amount determined by the Board and specified in an Award Agreement as the exercise price of such SAR, provided that the exercise price shall not be less than the Fair Market Value on the date of grant. “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company. “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines. “Trustee” shall mean a member of the Board.

5 Section 3. Administration. (a) The Board. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Notwithstanding any other provision of the Plan, the Board shall not take any action or make any Awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes. (b) Delegation to Committee. (i) General. The Board may delegate all or part of the administration of the Plan to the Committee. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish its delegation of administration to the Committee at any time and revest in the Board the administration of the Plan. (ii) Section 16 Matters. All actions taken with respect to any Award granted to a Participant who is subject to Section 16 of the Exchange Act must be approved by either the full Board or a committee consisting solely of two (2) or more “non-employee directors” (as defined in the regulations promulgated under Section 16b-3 of the Exchange Act). (c) Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award;

6 (v) subject to the terms of the Plan, accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6(b), amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of an Award. (d) Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. (e) Delegation. Subject to the terms of the Plan, the Board or the Committee may also delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or trustees of the Company for purposes of Exchange Act Section 16 or who are otherwise not subject to such Section. (f) Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, share-settled Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested annual or long-term cash incentive awards, and (iii) Awards to Non-Employee Trustees that vest on the earlier of the one year anniversary of the

7 date of grant or the next annual meeting of shareholders (provided that such vesting period under this clause (iii) may not be less than fifty (50) weeks after grant); provided, that, the Board may grant share-settled Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 4(c)); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability, or a Change in Control, in the terms of the Award or otherwise. Section 4. Shares Available for Awards. (a) Shares Available. Subject to the additional limitation as provided in Section 4(b) and the adjustments as provided in Section 4(c), the total number of Shares subject to Awards granted under the Plan, in the aggregate, shall not exceed 18,000,000 Shares. The number of Shares set forth in the preceding sentence is comprised of the sum of (i) the 4,500,000 Shares added as of June 1, 2016, plus (ii) any Shares remaining available for issuance under the Plan as of June 1, 2016, plus (iii) any Shares subject to Awards under the Plan as of the June 1, 2016 that are later forfeited or for any other reason are not payable under the Plan, plus (iv) 5,000,000 Shares added as of the Restatement Effective Date. The number of Shares taken into account with respect to a Share Appreciation Right shall be the number of Shares underlying the Share Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Share Appreciation Rights). Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c), for any calendar year: (x) no Employee or Consultant may receive Awards in excess of 1,000,000 Shares; and (y) no Non-Employee Trustee may receive Awards in excess of 250,000 Shares. All 18,000,000 Shares available for Awards under the Plan may be awarded as Incentive Stock Options. (b) Effect of the Expiration or Termination of Awards; Other Adjustments to Share Pool. (i) Shares that have been granted under the Plan that are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan, and shall be restored to the Share reserve described in Section 4(a) above on a one-for-one basis. (ii) If the Company withholds Shares to satisfy tax withholding requirements in connection with the exercise, vesting or payment of an award, other awards may not be granted covering the Shares so withheld to satisfy the tax withholding requirement. If a Participant exercises an Option covering Shares via the delivery of Shares to pay the option exercise price or a Participant exercises an SAR that is settled in Shares, other awards may not be granted with respect to the total number of Shares with respect to which such exercise applies, including those not delivered because of the net share settlement of the award. (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to

8 purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Board will in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 424 and 409A of the Code) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. (d) Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan. (e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company. Section 5. Eligibility. Any Employee, Trustee or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Trustees shall only be eligible to receive Awards granted consistent with Section 10. Section 6. Stock Options and Share Appreciation Rights. (a) Grant. Subject to the provisions of the Plan including, without limitation, Section 3(c) above and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The Board shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Board shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. (b) Price. The Board in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the

9 foregoing and except as permitted by the provisions of Section 4(c) and Section 14, the Board shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant. (c) Term. Subject to the Board’s authority under Section 3(a) and the provisions of Section 6(e), each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Board and specified in the Award Agreement. The Board shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. (d) Exercise. (i) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Subject to the terms of the Plan, the Board shall have full and complete authority to determine, subject to Section 6(e), whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Board may determine. (ii) The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted pursuant to this Plan shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws. (iii) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Board of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. (iv) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Board, (A) by transfer, either actually or by attestation, to the Company of Shares beneficially owned by the Participant (subject to any minimum period of ownership as the Board may require), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Board, or (B) by a combination of such cash (or cash equivalents) and such Shares. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. In

10 addition, to the extent the Award Agreement so provides, payment of the Option Price may be made in any other form that is consistent with applicable laws, regulations, and rules, including, but not limited to, the Company’s withholding Shares due to the exercising optionee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares. (v) At the Board’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof. (e) Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. Section 7. Restricted Shares and Restricted Share Units. (a) Grant. (i) Subject to the provisions of the Plan and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of this Plan and any additional terms and conditions established by the Board that are consistent with the terms of the Plan. (ii) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Board and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Board so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Board, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. Subject to the terms of the Plan, the Board may, at its discretion, waive all or any part

11 of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards. (b) Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant, or a book entry reflecting such issuance shall be made in the records of the Company. Such certificate, if registered, shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Board, in its discretion, may determine. The applicable Award Agreement will specify whether a Participant has the right to receive dividends with respect to the Restricted Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Board at or after grant, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. (c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Board, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and the Board may determine, in its sole discretion, to deliver to the Participant or the Participant’s beneficiary or estate, as the case may be, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend. (d) Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend rights, (i) the amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, (ii) any such dividend right shall be paid in accordance with the Company’s payment practices as

12 may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares, and (iii) the applicable Award Agreement will specify whether dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Board at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met. Section 8. Performance Awards. (a) Grant. The Board shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment. (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Board, on a deferred basis. Termination of employment prior to the end of any performance period, except as may otherwise be provided in the applicable Award Agreement, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, or except as the Board may determine at or after grant. Section 9. Other Share-Based Awards. The Board shall have the authority to determine the Participants who shall receive an Other Share-Based Award, which shall consist of any right that is (i) not an Award described in Section 6 or Section 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the

13 terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Share-Based Award. Section 10. Non-Employee Trustee Awards. The Board may provide that all or a portion of a Non-Employee Trustee’s annual retainer, meeting fees and other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Trustee) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units or Other Share-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Trustee’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Trustees pursuant to the terms of the Plan, including any Award described in Section 6, Section 7 or Section 9 above. Section 11. Termination of Employment. The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe. Section 12. Change in Control. (a) Upon the occurrence of a Change in Control, the Board shall take one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Board may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and Other Share Based Awards shall immediately lapse; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 12(a) shall be calculated; (ii) the Board may determine that Participants shall receive a payment in settlement of outstanding Restricted Share Unit Awards, Performance Awards and Other Share Based Awards in such amount equal to the Fair Market Value of the Shares subject to such Awards (iii) the Board may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash, Shares or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Board, in an amount equal to the amount, if any, by which the then per share Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the applicable Exercise Price; (iv) after giving Participants an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights prior to the Change in Control, the Board may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Board deems appropriate; and (v) if the Company is the surviving corporation and ultimate parent company, the Board may determine that the Awards shall be continued. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Board may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares subject to the

14 Participant’s unexercised Options and Stock Appreciation Rights does not exceed the applicable Exercise Price, the Company shall not be required to make any payment to the Participant upon surrender of the Option or Stock Appreciation Right. (b) If the Company is the surviving corporation and ultimate parent company in the Change in Control and the Board elects to continue Awards pursuant to clause (v) of Section 12(a) above, then if the Participant’s employment or service is terminated by the Company without Cause upon or within the 12 months following the Change in Control, the Participant’s outstanding Awards shall become fully vested, and if applicable, exercisable, as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the Award will vest based on the greater of (i) actual performance and (ii) target performance. Section 13. Amendment and Termination. (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply, and provided further, that no amendment that shall increase the Share Pool shall be effective unless such increase has been approved by the Company’s shareholders as and to the extent required by the listing standards of the New York Stock Exchange. (b) Amendments to Awards. Subject to the restrictions of Section 6(b), the Board may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4(c)) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles. (d) No Repricing Without Shareholder Approval. Except as otherwise provided in Section 4(c), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or to cancel outstanding Options or SARs in exchange for cash, other awards, Options with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, without shareholder approval.

15 (e) Section 409A Compliance. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (1) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (2) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (3) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (4) unless an Award specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. (f) No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. (g) Any Award made under the Plan that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code. (h) Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law. Section 14. General Provisions. (a) Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of

16 an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer. If authorized in the applicable Award Agreement, a Participant may transfer, “not for value”, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 14(a), a “not for value” transfer is a transfer that is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 14(a), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 14(a) or by will or the laws of descent and distribution. Notwithstanding any transfer permitted by this Section 14(a), such Options shall remain subject to any vesting, forfeiture or other requirements set forth in the Award Agreement. (b) Dividend Equivalents. In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Board’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with an Award that is a Performance Award, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is earned and made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. (c) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant. (d) Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof, if any, shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. (e) Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other

17 transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. (f) Award Agreements. Each Award shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Board shall, subject to applicable law, determine the date an Award is deemed to be granted. The Board or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Share-Based Awards or other types of Awards. (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement. (i) No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares. (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles. (k) Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot

18 be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. (l) Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate. (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. (o) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. (p) Recoupment Policy. All Awards under this Plan will be subject to each applicable clawback policy maintained by the Company or any affiliate from time to time as necessary to comply with applicable law or exchange listing requirements, regardless of whether such clawback policy is implemented before or after the grant date of such Awards. (q) Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based. Section 15. Term of The Plan. (a) Effective Date. The Plan initially became effective as of May 8, 2007, was amended and restated effective as of June 1, 2016, August 1, 2023, and is hereby further amended and restated effective as of May 20, 2025 (the “Restatement Effective Date”). (b) Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Restatement Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award may, and the authority of the Board or the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any

19 conditions or rights under any such Award shall, continue after the tenth anniversary of the Restatement Effective Date.

5 Old Lancaster Road Malvern, PA 19355 www.cubesmart.com

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CUBESMART Proxy for Annual Meeting of Shareholders on May 20, 2025 Solicited on Behalf of the Board of Trustees The undersigned hereby appoints Christopher P. Marr, Timothy M. Martin, and Jeffrey P. Foster, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the Common Shares of the Company, held of record by the undersigned on March 21, 2025, at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 2025, at 8:00 a.m., Eastern Time, at CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355, and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side. For more information on how to obtain directions to be able to attend the annual meeting and/or vote in person at the annual meeting please see the accompanying proxy statement or contact our Secretary at 610-535-5000. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. (Continued and to be signed on the reverse side.) 1.1

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF CUBESMART May 20, 2025 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ------------------ ---------------- 20930330000000000000 4 052025 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2025. The proxy statement and 2024 Annual Report to Shareholders are available at http://investors.cubesmart.com/sec-filings/documents/default.aspx 1. Election of Trustees: O Piero Bussani O Jit Kee Chin O Dorothy Dowling O John W. Fain O Jair K. Lynch O Christopher P. Marr O Deborah Ratner Salzberg O John F. Remondi O Jeffrey F. Rogatz 2. To amend and restate the Amended and Restated CubeSmart 2007 Equity Incentive Plan. 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. 4. To cast an advisory vote to approve our executive compensation. If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR all nominees for the board of trustees and "FOR" each of the matters hereon. With regard to any other matters which may properly come before the annual meeting, the attorney-in-fact and proxy will vote such shares as recommended by the Board, or, if no such recommendation is given, the attorney-in-fact and proxy will vote the shares in his discretion. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: x